Filed pursuant to Rule 424(b)(4)

Registration No. 333-235729

PROSPECTUS

9,620,000 Units

(each Unit consists of one American Depositary Share and one Warrant to purchase one American Depositary Share)

10,380,000 Pre-Funded Units (each Pre-Funded Unit consist of one Pre-Funded Warrant to purchase one American Depositary Share and one Warrant to purchase one American Depositary Share)

American Depositary Shares underlying the Pre-Funded Warrants and

American Depositary Shares underlying the Warrants

We are offering 9,620,000 units, or the “Units”, with each Unit consisting of (i) one American Depositary Share, or ADS, and (ii) one warrant to purchase one ADS, or a “ordinary warrant.” Each ADS represents one ordinary share, no par value. The ordinary warrants will have an exercise price of $0.3250 per ADS, will be exercisable at any time after the date of issuance and will expire five years from the date of issuance. Each Unit will be sold at a negotiated price of $0.3000 per Unit.

We are also offering 10,380,000 pre-funded units, or the “Pre-funded Units”, to those purchasers whose purchase of Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering in lieu of Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares, with each Pre-funded Unit consisting of (i) a pre-funded warrant to purchase one ADS, or a “pre-funded warrant,” and (ii) one ordinary warrant. Each pre-funded warrant contained in a Pre-funded Unit will be exercisable for one ADS. The purchase price of each Pre-funded Unit is equal the price per Unit being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant included in the Pre-funded Unit will be $0.0001 per ADS. The pre-funded warrants will be immediately exercisable and may be exercised until the earlier of (X) for so long as our ordinary shares (or securities otherwise convertible into such) are listed for trading on the Tel Aviv Stock Exchange, or “TASE,”, and we are permitted by applicable law to issue only one class of ordinary shares, prior to the end of business on the fifteenth anniversary of the date of the issuance and (Y) until all of the pre-funded warrants are exercised in full.

Units and the Pre-funded Units will not be issued or certificated. The ADSs or pre-funded warrants, as the case may be, and the ordinary warrants included in the Units or the Pre-funded Units, can only be purchased together in this offering, but the securities contained in the Units or Pre-funded Units will be issued separately and will be immediately separable upon issuance.

The ADSs issuable from time to time upon exercise of the ordinary warrants and the pre-funded warrants are also being offered by this prospectus. We refer to the ADSs issued or issuable upon exercise of the ordinary warrants and pre-funded warrants, and the ADSs, the ordinary warrants and pre-funded warrants being offered hereby, collectively, as the “securities.”

Our ordinary shares are currently traded on the TASE under the symbol “KTOV.” The last reported sale price of our ordinary shares on TASE on March 12, 2020 was NIS 1.0750, or $0.2954, per share (based on the exchange rate reported by the Bank of Israel as of that date, which was NIS 3.6390 = $1.00).

Our ADSs are currently listed on The Nasdaq Capital Market, or “NASDAQ,” under the symbols “KTOV”. The last reported sale price of our ADSs on The Nasdaq Capital Market on March 12, 2020 was $0.2550.

There is no established public trading market for the ordinary warrants or the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the ordinary warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the ordinary warrants or the pre-funded warrants will be limited.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our ADSs and warrants.

Neither the Securities and Exchange Commission, the Israeli Securities Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Per Pre- funded Unit	Total
Public offering price	$0.3000	$0.2999	$5,998,962.00
Placement agent fees(1)	$0.0240	$0.0240	$480,000.00
Proceeds to us (before expenses)(2)	$0.2760	$0.2759	$5,518,962.00

(1)	We have agreed to pay the placement agent a cash fee and a management fee, equal to 7.0% and 1.0%, respectively, of the gross proceeds raised in this offering, and to reimburse the placement agent for certain of its offering-related expenses. In addition, we have agreed to issue the placement agent or its designees warrants to purchase a number of ADSs equal to 7.0% of the aggregate number of ADSs sold in this offering (including the number of ADSs issuable upon exercise of the pre-funded warrants), at an exercise price of $0.3750 per ADS, which represents 125% of the public offering price per unit. See “Plan of Distribution” for a description of the compensation to be received by the placement agent.
(2)	Does not include proceeds from the exercise of the ordinary warrants or the pre-funded warrants in cash, if any.

We have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. In either event, this offering may be closed without further notice to you.

Delivery of the securities is expected to be made on or about March 16, 2020, subject to customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus is March 12, 2020

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ABOUT THIS PROSPECTUS

You should rely only on the information provided or incorporated by reference in this prospectus, as well as the additional information described under “Incorporation of Certain Documents by Reference” on page 64 of this prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should not assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Before purchasing any securities, you should carefully read this prospectus, together with the additional information described under the headings, “Incorporation of Certain Documents by Reference,” and “Where You Can Find Additional Information” on page 64 of this prospectus.

We have not authorized anyone to provide information different from that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our securities means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the securities being offered hereby in any circumstances under which the offer or solicitation is unlawful.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources.

Unless the context otherwise indicates or requires, all references to:

●	the terms “Registrant,” “Company,” “we,” “us,” “our,” and similar designations refer to Kitov Pharma Ltd., together with (i) its now dissolved wholly owned subsidiary, Kitov Pharmaceuticals, (ii) its majority owned subsidiary, TyrNovo, and, (iii) its wholly owned subsidiary, FameWave, except where otherwise stated or where it is clear that the terms mean only Kitov Pharma Ltd. exclusive of any subsidiaries,

●	“Kitov” refer to the Registrant, together with its now dissolved wholly owned subsidiary, Kitov Pharmaceuticals, until completion of the merger between the Registrant and Kitov Pharmaceuticals in December 2017, pursuant to which Kitov Pharmaceuticals merged with and into the Registrant, with the Registrant remaining as the surviving entity,

●	“Kitov Pharma” refer to the Registrant, exclusive of its subsidiaries,

●	“Kitov Pharmaceuticals” refer to Kitov Pharmaceuticals Ltd., the now dissolved wholly owned subsidiary of the Registrant until completion of the merger with the Registrant in December 2017, pursuant to which Kitov Pharmaceuticals merged with and into the Registrant, with the Registrant remaining as the surviving entity,

●	“TyrNovo” refer to TyrNovo Ltd., the majority owned subsidiary of Kitov Pharma,

●	“FameWave” refer to FameWave Ltd., an Israeli private company which was acquired by Kitov Pharma in January 2020 and is now a wholly owned subsidiary of Kitov Pharma,

●	“FameWave Transaction” refer to the acquisition of FameWave by Kitov Pharma pursuant to a stock purchase agreement, dated March 14, 2019, as amended (the “Acquisition Agreement”), together with the other transactions contemplated by the Acquisition Agreement, which was completed in January 2020,

●	the terms “shekels”, “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel,

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●	the terms “dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America,

●	the terms “Euro” or “€” refer to the Euro, the lawful currency of the European Union member states,

●	“ordinary shares,” “our shares” and similar expressions refer to the Registrant’s Ordinary Shares, no par value per share,

●	“ADSs” refer to the Registrant’s American Depositary Shares,

●	“public warrants” or “Series A warrants” refer to the Registrant’s warrants listed on The Nasdaq Capital Market under the symbol KTOVW,

●	the “Companies Law” refer to Israel’s Companies Law, 5759-1999, as amended,

●	the “SEC” refer to the United States Securities and Exchange Commission, and

●	“NASDAQ” refer to The Nasdaq Capital Market, except where otherwise stated or where it is clear that the term means any of the NASDAQ exchanges.

Unless otherwise indicated, all information contained in this prospectus gives retrospective effect to (i) a consolidation of Kitov Pharma’s share capital at a ratio of 1:13, which was effected on November 30, 2014, or the “2014 Consolidation,” so that: (A) each 13 ordinary shares of Kitov Pharma was consolidated into one ordinary share of Kitov Pharma; and (B) each of Kitov Pharma’s options (tradable and non-tradable) outstanding immediately prior to the 2014 Consolidation was adjusted by multiplying the number of ordinary shares into which such option was exercisable by 1/13 (rounded to 0.07692); and (ii) a consolidation of Kitov Pharma’s share capital at a ratio of 1:20, which was effected on January 4, 2019, or the “reverse share split,” so that: (A) each 20 ordinary shares of Kitov Pharma was consolidated into one ordinary share of Kitov Pharma and (B) each of Kitov Pharma’s options (tradable and non-tradable) exercisable into ordinary shares outstanding immediately prior to the reverse share split was consolidated so that each option exercisable into 20 ordinary shares would be exercisable for one ordinary share of Kitov Pharma at an exercise price equal to the pre-reverse share split exercise price multiplied by 20.

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PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the “Risk Factors” starting on page 5 of this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

We are a clinical-stage company advancing first-in-class therapies to overcome tumor immune evasion and drug resistance, seeking to create successful long-lasting treatments for people with cancer.

We currently have two operating segments:

(i) Oncology, which includes CM-24, a monoclonal antibody which binds/specific to Carcinoembryonic Antigen Related Cell Adhesion Molecule 1 (“CEACAM1”), a novel immune checkpoint that supports tumor immune evasion and survival through multiple pathways and NT219, a small molecule that targets Insulin Receptor Substrate 1 and 2 (“IRS1/2”) and Signal Transducer and Activator of Transcription (“STAT3”), two signal transduction pathways involved in the development of cancer drug resistance mechanisms. Within the Oncology segment:

●	We are advancing a phase 1/2 clinical trial with CM24 in combination with nivolumab (Opdivo®) in patients with non-small cell lung cancer which is under a clinical collaboration agreement previously signed with Bristol-Myers Squibb Company which is planned to be initiated in the second half of 2020.

●	We are advancing NT219 to a Phase 1/2 study as a single agent followed by a dose escalation phase of NT-219 in combination with cetuximab; and an expansion phase of NT-219 at its recommended Phase 2 level, alone and in combination with a standard dose of cetuximab. Based on our current development plans, we expect to submit an Investigational New Drug application for NT219 during the first half of 2020;

(ii) Pain and Hypertension, which includes Consensi™, a combination drug approved by the FDA in May 2018 for the simultaneous treatment of two clinical conditions, pain caused by osteoarthritis and hypertension (high blood pressure), which can be pre-existing or caused by the treatment for osteoarthritis.

In addition, we may consider the acquisition of oncology therapeutic candidates at various stages of development. We currently have no binding agreements or commitments to complete any transaction for the possible acquisition of new therapeutic candidates or approved drug products.

NASDAQ Minimum Bid Price Requirement

On July 8, 2019, we received a letter from the Listing Qualifications Department of NASDAQ indicating that, based upon the closing bid price of our ADSs for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on NASDAQ pursuant to NASDAQ Listing Rule 5550(a)(2). We were not able to regain compliance with this requirement within the 180-day period ending on January 6, 2020. However, on January 7, 2020, we were granted an additional 180-day compliance period ending on July 6, 2020 (the “Second Compliance Period”). The NASDAQ determination to grant the Second Compliance Period was based on the Company’s meeting the continued listing requirement for market value of publicly held shares and all other NASDAQ initial listing standards, with the exception of the bid price requirement, and our written notice of our intention to cure the deficiency during the Second Compliance Period by effecting a reverse share split, if necessary. We can regain compliance with this requirement if at any time before the expiration of the Second Compliance Period the closing bid price for our ADSs is at least $1.00 per share for a minimum of ten consecutive business days. In the event we do not regain compliance during the Second Compliance Period, NASDAQ will provide notice that our securities will be subject to delisting. At that time, we may appeal NASDAQ’s delisting determination to a NASDAQ Listing Hearings Panel. We intend to continue actively monitoring the bid price of our ADSs between now and the expiration of the Second Compliance Period and will consider available options to resolve the deficiency and regain compliance with the minimum bid price requirement, including a reverse share split, if necessary.

Reverse Share Split

On January 4, 2019, we effected the reverse share split at an exchange ratio of 1-for-20. The reverse share split applied to all of our outstanding ordinary shares and therefore did not affect any shareholders’ relative ownership percentage. All shares and price per share numbers set forth in our Annual Report on Form 20-F for the year ended December 31, 2018, that are incorporated by reference into this prospectus, are presented after giving effect to the reverse stock split. The reverse share split was not a reverse split of our ADSs. Our ADSs continue to trade as before the reverse share split and represent the same underlying portion of our share capital as they did prior to the reverse share split, however, after the reverse share split, each ADS represents one ordinary share, as compared to 20 ordinary shares prior to the reverse share split.

Corporate Information

Kitov was incorporated under the laws of the State of Israel (under a previous name) on August 12, 1968, and its ordinary shares were originally listed for trading on TASE in 1978. In November 2015, we completed an initial public offering of our ADSs and Series A warrants on NASDAQ. Our principal executive offices are located at One Azrieli Center, Round Tower, 19th Floor, 132 Menachem Begin Road, Tel Aviv 6701101, Israel, and our telephone number is 972-3-933-3121. Our website is www.kitovpharma.com. The information contained therein such website or connected thereto shall not be deemed to be incorporated into this prospectus.

THE OFFERING

Units offered by us

9,620,000 Units, each consisting of (i) one ADS and (ii) one ordinary warrant to purchase one ADS. The Units will not be certificated, and the ADS and ordinary warrant comprising each Unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of ADSs issuable upon the exercise of the ordinary warrants included in the Units.

Pre-funded Units offered by us

We are also offering 10,380,000 Pre-funded Units to those purchasers whose purchase of Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering in lieu of Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares. The purchase price of each Pre-funded Unit is equal to the public offering price at which the Units are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant included in each Pre-funded Unit will be $0.0001 per ADS.

Each Pre-funded Unit will consist of (i) one pre-funded warrant to purchase one ADS and (ii) one ordinary warrant to purchase one ADS. The Pre-funded Units will not be certificated and the pre-funded warrants and the ordinary warrants comprising each Pre-funded Unit are immediately separable and will be issued separately in this offering.

This prospectus also relates to the offering of ADSs issuable upon exercise of the pre-funded warrants and the ordinary warrants included in the Pre-Funded Units.

The ADSs

Each ADS represents one ordinary share. The ADSs initially will be evidenced by American Depositary Receipts (“ADRs”), executed and delivered by The Bank of New York Mellon, as depositary (the “Depositary”).

The Depositary, as depositary, will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the Deposit Agreement dated as of November 25, 2015, among us, The Bank of New York Mellon, as Depositary, and all owners and holders from time to time of ADSs issued thereunder (the “Deposit Agreement”), a form of which has been filed as an exhibit to the registration statement for which this prospectus forms a part.

Subject to compliance with the relevant requirements set out in this prospectus, you may turn in your ADSs to the Depositary in exchange for ordinary shares underlying your ADSs.

The Depositary will charge you fees for such exchanges pursuant to the Deposit Agreement.

Ordinary warrants

Each ordinary warrant will have an exercise price of $0.3250 per ADS, will be exercisable at any time after the date of issuance and will expire on the fifth anniversary of the date of issuance. To better understand the terms of the ordinary warrants, you should carefully read the “Description of Securities” section of this prospectus.

Pre-funded Warrants	Each pre-funded warrant will have an exercise price of $0.0001 per ADS and will be exercisable any time after the date of issuance and may be exercised until the earlier of (X) for so long as our ordinary shares (or securities otherwise convertible into such) are listed for trading on the TASE, and we are permitted by applicable law to issue only one class of ordinary shares, prior to the end of business on the fifteenth anniversary of the date of the issuance and (Y) until all of the pre-funded warrants are exercised in full. To better understand the terms of the pre-funded warrants, you should carefully read the “Description of Securities” section of this prospectus.

Offering Price	The offering price is $0.3000 per Unit and $0.2999 per Pre-funded Unit.

Total ordinary shares outstanding immediately after this offering (1)	40,355,588 ordinary shares (not including one ordinary share held in treasury) (such number of ordinary shares would be represented by 40,355,588 ADSs).

Use of Proceeds

We intend to use the net proceeds of this offering to fund the development of our oncology therapeutic candidates and for general working capital purposes.

See “Use of Proceeds” for additional information.

Listing	Our ADSs are listed on NASDAQ under the symbol “KTOV” and our ordinary shares currently trade on TASE in Israel under the symbol “KTOV”. The ordinary warrants or the pre-funded warrants being issued as part of the Units or the Pre-funded Units, as applicable, are not listed on any securities exchange and we do not intend to list the ordinary warrants or pre-funded warrant on NASDAQ, the TASE or any other national securities exchange or any other recognized trading system, and we do not expect a market to develop for the ordinary warrants or the pre-funded warrants. Without a trading market, the liquidity of the ordinary warrants or the pre-funded warrants will be limited.

Risk factors	Before deciding to invest in our securities, you should carefully consider the risks related to our business, this offering and our securities, and our location in Israel. See “Risk Factors” on page 5 of this prospectus.

Dividend Policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy” for more information.

Depositary	The Bank of New York Mellon.

(1) Gives effect to the issuance in a private placement of 250,000 ADSs (and the underlying 250,000 ordinary shares) to a previous placement agent after closing of this offering as part of the tail fee to the previous placement agent. See “Plan of Distribution” for a description of the compensation to be received by the previous placement agent.

The number of ordinary shares to be outstanding after this offering is based on 30,485,588 ordinary shares outstanding as of March 6, 2020 (such number of ordinary shares would be represented by 30,485,588 of our ADSs) and excludes:

●	5,101,185 ordinary shares issuable at a weighted average exercise price of NIS 5.35 (approximately $1.55) per share issuable to holders of our options issued, as applicable, under our 2013 Option Plan, as amended, or our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 5,101,185 of our ADSs);

●	7,134,790 ordinary shares underlying the ADSs issuable upon exercise of the Series A warrants and the representative’s warrants issued in our initial public offering, and the Series A warrants and the placement agent warrants issued as part of our offering in July 2016 (such number of ordinary shares would be represented by 7,134,790 of our ADSs);

●	529,427 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants and the placement agent warrants issued as part of our July 2017 public offering (such number of ordinary shares would be represented by 529,427 of our ADSs);

●	1,858,200 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants and the placement agent warrants issued as part of our June 2018 public offering (such number of ordinary shares would be represented by 1,858,200 of our ADSs);

●	2,571,430 ordinary shares issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of $2.00 and 240,000 ordinary shares underlying ADSs issuable upon exercise of placement agent warrants with an exercise price of $2.1875 issued to the placement agent in our January 2019 offering;

●	4,037,805 ordinary shares underlying ADSs issuable upon the exercise of warrants issued by us in connection with the closing of the FameWave Transaction;

●	54,472 ordinary shares underlying ADSs issuable upon the exercise of options to purchase 54,472 ADSs to be awarded in connection with the closing of the FameWave Transaction;

●	27,236 ordinary shares issuable upon the exercise of options to purchase 27,236 ordinary shares to be awarded in connection with the closing of the FameWave Transaction;

●	20,000,000 ordinary shares underlying ADSs issuable upon the exercise of ordinary warrants to be issued to investors in this offering at an exercise price of $0.3250 per ADS;

●	10,380,000 ordinary shares underlying ADSs issuable upon the exercise of pre-funded warrants to be issued to investors in this offering at an exercise price of $0.0001 per ADS; and

●	1,400,000 additional shares of ordinary shares underlying ADSs upon the exercise of the placement agent’s warrants with an exercise price of $0.3750 per ADS to be issued to the placement agent in connection with this offering.

Unless otherwise stated, outstanding share information throughout this prospectus excludes such outstanding securities.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk factors set forth below and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our financial condition and capital requirements

NASDAQ has a listing requirement of a minimum closing bid price of $1.00 per share. If our ADSs cannot maintain the required minimum closing bid price and we fail to correct the listing requirement deficiency within the provided cure period, our ADSs may be involuntarily delisted from NASDAQ.

Our ADSs are listed on NASDAQ, and the quantitative listing standards of NASDAQ require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per ADS. On July 8, 2019, we received a letter from the Listing Qualifications Department of NASDAQ indicating that, based upon the closing bid price of our ADSs for the last 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on NASDAQ pursuant to NASDAQ Listing Rule 5550(a)(2). We were not able to regain compliance with this requirement within the 180-day period ending on January 6, 2020. However, on January 7, 2020, we were granted an additional 180-day compliance period ending on July 6, 2020 (the “Second Compliance Period”). We can regain compliance with this requirement if at any time before the expiration of the Second Compliance Period the closing bid price for our ADSs is at least $1.00 per share for a minimum of ten consecutive business days. In the event we do not regain compliance during the Second Compliance Period, NASDAQ will provide notice that our securities will be subject to delisting. At that time, we may appeal NASDAQ’s delisting determination to a NASDAQ Listing Hearings Panel. If we fail to regain compliance within our applicable cure period, or fail to satisfy other listing requirements, our ADSs may be subject to delisting.

To resolve the noncompliance, we may consider available options including a reverse share split, which may not result in a permanent increase in the market price of our ADSs, which is dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the Securities and Exchange Commission. It is not uncommon for the market price of a company’s shares to decline in the period following a reverse share split.

Although we expect to take actions intended to restore our compliance with the listing requirements, we can provide no assurance that any action taken by us would be successful, or that any such action would stabilize the market price or improve the liquidity of our ADSs. Should a delisting occur, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our ADSs, and our ability to raise future capital through the sale of our ADSs could be severely limited. Delisting would also impact some of our disclosure obligations under Israeli law. Following a delisting, we will remain a publicly traded company on TASE and revert to being subject to full Israeli securities laws and disclosure requirements. Accordingly, we will need to comply with U.S. and Israeli disclosure requirements and the resolution of any conflicts between those requirements may lead to additional costs and require significant management time. Furthermore, we expect these additional reporting rules and regulations would increase our legal and financial compliance costs.

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In the event that our ADSs are delisted from NASDAQ, U.S. broker-dealers may be discouraged from effecting transactions in shares of our ADSs because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on NASDAQ if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Following a delisting from NASDAQ our ADSs may constitute “penny stock” within the meaning of these rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions our ADSs, which could severely limit the market liquidity of such ADSs and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Securities holders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

The recent coronavirus outbreak may adversely affect our revenues, results of operations and financial condition.

In December 2019, a strain of coronavirus was reported to have surfaced in Wuhan, China, and has reached multiple other countries, resulting in government-imposed quarantines, travel restrictions and other public health safety measures in China, the USA, Israel, and other affected countries. The various precautionary measures taken by many governmental authorities around the world in order to limit the spread of the Coronavirus, which could have an adverse effect on the global markets and its economy, including on the availability and pricing of employees, resources, materials, manufacturing and delivery efforts and other aspects of the global economy. Therefore, the Coronavirus could disrupt, production and cause delays in the supply and delivery of products used in our operations, may affect our operation, including the conduct of clinical studies, or the ability of regulatory bodies to grant approvals or supervise our candidates and products, may further divert the attention and efforts of the medical community to coping with the Coronavirus and disrupt the marketplace in which we operate and may have a material adverse effects on our operations. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. The development of the coronavirus outbreak could materially disrupt our business and operations, slow down the overall economy, curtail consumer spending, interrupt our sources of supply, and make it hard to adequately staff our operations.

Risks related to the offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering to fund the development of our oncology therapeutic candidates and for general working capital purposes. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

Because the offering is being conducted on a “best efforts” basis, we may not raise the maximum proceeds set forth in this prospectus, and even if we do, we will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

The placement agent in this offering will offer the securities on a “best-efforts” basis with no minimum, meaning that we may raise substantially less than the total maximum offering amount. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. If the offering is not consummated or we receive less than the maximum proceeds, our business could be harmed.

We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use and proceed with potential acquisitions or in-licensing transactions we will need significant additional financing, which we may seek to raise through, among other things, public and private equity offerings and debt financing. Any equity financings will likely be dilutive to existing stockholders, and any debt financings will likely involve covenants restricting our business activities. Additional financing may not be available on acceptable terms, or at all.

You may experience immediate and substantial dilution in the net tangible book value of the ADSs you purchase in this offering.

The offering price of the ADSs underlying the Units and the Pre-funded Units offered pursuant to this prospectus is substantially higher than the net tangible book value per ADS. Therefore, if you purchase Units or the Pre-funded Units in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per ADS from the price per unit that you pay for the underlying ADS. If the holders of outstanding options or warrants exercise those options or warrants at prices below the assumed offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list any of the warrants on any securities exchange or nationally recognized trading system, including NASDAQ. Without an active market, the liquidity of the warrants will be limited.

Holders of the warrants purchased in this offering will have no rights as ADS holders until such holders exercise such warrants and acquire our ADSs.

Until holders of warrants purchased in this offering acquire our ADSs upon exercise thereof, holders of such warrants will have no rights with respect to the shares of our ADSs underlying such warrants. Upon exercise of any of the warrants purchased in this offering, such holders will be entitled to exercise the rights of an ADS holder only as to matters for which the record date occurs after the exercise date.

The ordinary warrants and placement agent warrants are speculative in nature.

The ordinary warrants being sold in this offering have an exercise price of $0.325 per ADS and the placement agent warrants have an exercise price of $0.375 per ADS. The ordinary warrants will expire on the fifth anniversary from the issuance date, and the placement agent warrants will expire on the fifth anniversary from the effective date of this offering. In the event our ADS price does not exceed the per share exercise price of the ordinary warrants or the placement agent warrants during the period when such warrants are exercisable, such warrants will not have any value.

The ADSs, ordinary warrants and pre-funded warrants have not been registered for offer in Israel and may be subject to resale limitations in Israel.

In the State of Israel, the securities being offered hereby may not be offered to any person or entity other than persons or entities who are deemed Classified Investors pursuant to the Israeli Securities Law, 5728-1968. The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals, licenses or no-action letters in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered, and we have no intention of seeking any no-action letter from the ISA in connection with this offering. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus may be subject to restrictions on transferability, including the resale restrictions set forth under Section 15C of the Israel Securities Law and Section 5 of the Israeli Securities Regulations (Details Regarding Sections 15A-15C of the Securities Law-1968) – 2000, and must be effected only in compliance with the Israeli securities laws and regulations. To the extent that any securities in this offering are acquired in Israel on a private placement basis and are subject to restrictions on transferability, including the resale restrictions set forth in the Israeli securities laws and regulations, and transfers within Israel must be effected only in compliance with the Israeli securities laws and regulations, the transferability or the liquidity of the securities in Israel will be limited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein may include forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. In addition, certain sections of this prospectus and the information incorporated by reference herein contain information obtained from independent industry and other sources that we have not independently verified. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

Our ability to predict our operating results or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” on page 5 of this prospectus, and certain other matters discussed in this prospectus and the information incorporated by reference herein, and other publicly available sources. Such factors and many other factors beyond our control could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

●	the initiation, timing, progress and results of our research, manufacturing, preclinical studies, clinical trials, and other therapeutic candidate development efforts, as well as the extent and number of additional studies that we may be required to conduct;

●	our ability to advance our therapeutic candidates into clinical trials or to successfully complete our preclinical studies or clinical trials;

●	our receipt of regulatory clarity and approvals for our therapeutic candidates and the timing of other regulatory filings and approvals;

●	our ability to successfully meet our post marketing commitments to FDA for Consensi™ and to obtain approvals for marketing of Consensi™ in other territories than the U.S.;

●	a delay or rejection of an NDA or BLA for one or more of our therapeutic candidates;

●	our ability to regain and maintain compliance with the NASDAQ listing standards;

●	the regulatory environment and changes in the health policies and regimes in the countries in which we operate including the impact of any change in regulation and legislation that could affect the pharmaceutical industry, and the difficulty of predicting actions of the FDA or any other applicable regulator of pharmaceutical products;

●	the research, manufacturing, preclinical and clinical development, commercialization, and market acceptance of our therapeutic candidates;

●	our ability to successfully acquire, develop or commercialize our pharmaceutical products;

●	the ability of our commercialization partners to successfully achieve substantial sales for our drug products;

●	our ability to establish and maintain corporate collaborations;

●	the interpretation of the properties and characteristics of our therapeutic candidates and of the results obtained with our therapeutic candidates in preclinical studies or clinical trials;

●	the implementation of our business model, strategic plans for our business and therapeutic candidates;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our therapeutic candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	estimates of our expenses, revenues, capital requirements and our needs for additional financing;

●	the impact of competitive companies, technologies and our industry; and

●	the impact of the public health, political and security situation in Israel, the U.S. and other countries in which we may obtain approvals for our products or our business.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $5.2 million, after deducting the placement agent fees and estimated offering expenses payable by us (including cash payment to the previous placement agent). However, this is a best efforts offering with no minimum, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds.

If a holder of ordinary warrants or pre-funded warrants elects to exercise the ordinary warrants or pre-funded warrants issued in this offering, we may also receive proceeds from the exercise of such warrants. We cannot predict when or if the ordinary warrants or pre-funded warrants will be exercised. It is possible that the ordinary warrants or the pre-funded warrants may expire and may never be exercised.

We intend to use the net proceeds of this offering to fund the development of our oncology drug candidates, acquisition of new assets and for general working capital purposes.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

DIVIDEND POLICY

We anticipate that, for the foreseeable future, we will retain any future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years. We did not declare dividends during the three most recent fiscal years.

The distribution of dividends may also be limited by the Companies Law, which permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent fiscal years, whichever is higher, provided that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due. Our amended and restated articles of association provide that dividends will be paid at the discretion of, and upon resolution by, our Board of Directors, subject to the provision of the Companies Law.

CAPITALIZATION

The following table sets forth our consolidated unaudited capitalization as of June 30, 2019 on

●	an actual basis;

●	on a pro forma basis, to give effect to the issuance of 10,921,139 ordinary shares underlying ADSs issued by us in connection with the closing of the FameWave Transaction; and

●

on a pro forma as adjusted basis, to give effect to (A) the sale by us of (i) 9,620,000 Units at a public offering price of $0.3000 per Unit and (ii) 10,380,000 Pre-funded Units at a public offering price of $0.2999 per Pre-funded Unit in this offering and assuming exercise of all Pre-funded Warrants included in the Pre-funded Units sold in this offering at $0.0001 per ADS, after deducting placement agent fees and estimated offering expenses payable by us and (B) the payment of a net cash fee of $15,000 and the issuance in a private placement of 250,000 ADSs to a previous placement agent.

The amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to our consolidated financial statements and the related notes and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 20-F and our interim unaudited financial reports for the six-month period ended June 30, 2019 which were furnished on Form 6-K, which are incorporated by reference herein.

(In thousands, except share data)	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents and short-term deposits	7,817	11,317	16,479

Shareholders’ equity:
Ordinary shares
Share premium	46,945	55,156	60,318
Receipts on account of warrants	7,940	7,940	7,940
Capital reserves	2,350	2,350	2,350
Accumulated deficit	(46,247)	(46,247)	(46,247)

Total Shareholders’ equity	10,988	19,199	24,361
Non-controlling interest	450	450	450
Total capitalization	11,438	19,649	24,811

The number of ordinary shares to be outstanding after this offering is based on 19,532,143 ordinary shares outstanding as of June 30, 2019 (such number of ordinary shares would be represented by 19,532,143 of our ADSs) and excludes:

●	4,398,492 ordinary shares issuable at a weighted average exercise price of NIS 5.47 (approximately $1.57) per share issuable to holders of our options issued, as applicable, under our 2013 Option Plan, as amended, or our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 4,398,492 of our ADSs);

●	7,134,790 ordinary shares underlying the ADSs issuable upon exercise of the Series A warrants and the representative’s warrants issued in our initial public offering, and the Series A warrants and the placement agent warrants issued as part of our offering in July 2016 (such number of ordinary shares would be represented by 7,134,790 of our ADSs);

●	529,427 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants and the placement agent warrants issued as part of our July 2017 public offering (such number of ordinary shares would be represented by 529,427 of our ADSs);

●	1,858,200 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants and the placement agent warrants issued as part of our June 2018 public offering (such number of ordinary shares would be represented by 1,858,200 of our ADSs);

●	2,571,430 ordinary shares issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of $2.00 and 240,000 ordinary shares underlying ADSs issuable upon exercise of placement agent warrants with an exercise price of $2.1875 issued to the placement agent in our January 2019 offering;

●	4,037,805 ordinary shares underlying ADSs issuable upon the exercise of warrants issued by us in connection with the closing of the FameWave Transaction;

●	54,472 ordinary shares underlying ADSs issuable upon the exercise of options to purchase 54,472 ADSs to be awarded in connection with the closing of the FameWave Transaction;

●	27,236 ordinary shares issuable upon the exercise of options to purchase 27,236 ordinary shares to be awarded in connection with the closing of the FameWave Transaction;

●	20,000,000 ordinary shares underlying ADSs issuable upon the exercise of ordinary warrants to be issued to investors in this offering at an exercise price of $0.3250 per ADS; and

●	1,400,000 additional shares of ordinary shares underlying ADSs upon the exercise of the placement agent’s warrants with an exercise price of $0.3750 per ADS to be issued to the placement agent in connection with this offering.

DILUTION

If you invest in our ADSs and warrants, your interest will be diluted immediately to the extent of the difference between the public offering price per unit and the as-adjusted net tangible book value per ADS after this offering.

The net tangible book value of our ADSs as of June 30, 2019 was approximately $5.3 million, or approximately $0.270 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding as of June 30, 2019.

After giving effect to (i) the issuance of 10,921,139 ordinary shares underlying the ADSs issued by us in connection with the closing of the FameWave Transaction, (ii) the sale of all Units and Pre-funded Units offered hereby and assuming exercise of all Pre-funded Warrants included in the Pre-funded Units sold in this offering at $0.0001 per ADS, after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering and (iii) the payment of a net cash fee of $15,000 (after offset of management fees to the placement agent) and the issuance in a private placement of 250,000 ADSs to a previous placement agent as tail fee, our as adjusted net tangible book value as of June 30, 2019 would have been approximately $12.1 million, or approximately $0.239 per ADS. This calculation assumes that none of the ordinary warrants issued in offering are exercised and excludes the proceeds, if any, from the exercise of ordinary warrants. This represents an immediate decrease in net tangible book value of approximately $0.030 per ADS to our existing security holders and an immediate dilution in as-adjusted net tangible book value of approximately $0.061 per ADS to purchasers of units in this offering, as illustrated by the following table:

Public offering price per unit		$0.300
Consolidated net tangible book value per ADS as of June 30, 2019	$0.270
Decrease in consolidated net tangible book value per ADS attributable to the offering	$0.030
As adjusted consolidated net tangible book value per ADS after this offering		$0.239
Dilution per ADS to new investors participating in this offering		$0.061

The number of ordinary shares to be outstanding after this offering is based on 19,532,143 ordinary shares outstanding as of June 30, 2019 (such number of ordinary shares would be represented by 19,532,143 of our ADSs) and excludes:

●	4,398,492 ordinary shares issuable at a weighted average exercise price of NIS 5.47 (approximately $1.57) per share issuable to holders of our options issued, as applicable, under our 2013 Option Plan, as amended, or our 2016 Equity Incentive Plan (such number of ordinary shares would be represented by 4,398,492 of our ADSs);

●	7,134,790 ordinary shares underlying the ADSs issuable upon exercise of the Series A warrants and the representative’s warrants issued in our initial public offering, and the Series A warrants and the placement agent warrants issued as part of our offering in July 2016 (such number of ordinary shares would be represented by 7,134,790 of our ADSs);

●	529,427 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our July 2017 private placement of warrants and the placement agent warrants issued as part of our July 2017 public offering (such number of ordinary shares would be represented by 529,427 of our ADSs);

●	1,858,200 ordinary shares underlying ADSs issuable upon exercise of the warrants issued in connection with our June 2018 private placement of warrants and the placement agent warrants issued as part of our June 2018 public offering (such number of ordinary shares would be represented by 1,858,200 of our ADSs);

●	2,571,430 ordinary shares issuable upon exercise of the warrants issued in our January 2019 private placement with an exercise price of $2.00 and 240,000 ordinary shares underlying ADSs issuable upon exercise of placement agent warrants with an exercise price of $2.1875 issued to the placement agent in our January 2019 offering;

●	4,037,805 ordinary shares underlying ADSs issuable upon the exercise of warrants issued by us in connection with the closing of the FameWave Transaction;

●	54,472 ordinary shares underlying ADSs issuable upon the exercise of options to purchase 54,472 ADSs to be awarded in connection with the closing of the FameWave Transaction;

●	27,236 ordinary shares issuable upon the exercise of options to purchase 27,236 ordinary shares to be awarded in connection with the closing of the FameWave Transaction;

●	20,000,000 ordinary shares underlying ADSs issuable upon the exercise of ordinary warrants to be issued to investors in this offering at an exercise price of $0.3250 per ADS; and

●	1,400,000 additional shares of ordinary shares underlying ADSs upon the exercise of the placement agent’s warrants with an exercise price of $0.3750 per ADS to be issued to the placement agent in connection with this offering.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and certain provisions of our articles of association are summaries and do not purport to be complete. The description is qualified by reference to our corporate documents, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized Share Capital. Our authorized share capital is 250,000,000 ordinary shares, with no par value, and 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class. As of December 31, 2018, we had 16,009,264 ordinary shares outstanding (after giving effect to a reverse share split of our ordinary shares, at an exchange ratio of 1-for-20, which was completed on January 4, 2019, which ordinary shares would be represented by 16,009,264 of our ADSs) and no non-voting senior preferred shares outstanding, and as of March 6, 2020 we had 30,485,588 ordinary shares outstanding (which would be represented by 30,485,588 of our ADSs) and no non-voting senior preferred shares outstanding. The above amounts include one dormant ordinary share held in treasury.

Ordinary Shares

The following is a description of our ordinary shares.

The ordinary shares do not have preemptive rights, preferred rights or any other right to purchase our securities. Neither our amended and restated articles of association nor the laws of the State of Israel restrict the ownership or voting of ordinary shares by non-residents of Israel, except under certain circumstances for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

Transfer of Shares. Our fully paid ordinary shares may generally be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by applicable law or the rules of the stock exchange on which the shares are traded.

Notices. Under the Companies Law, and regulations promulgated thereunder, and our amended and restated articles of association, we are required to publish notices on our website, at least 21 days’ prior notice of a shareholders’ meeting. However, under regulations promulgated under the Companies Law, we are required to publish notices on our website at least 35 calendar days prior any shareholders’ meeting in which the agenda includes matters which may be voted on by voting slips. Regulations under the Companies Law exempt companies whose shares are listed for trading both on a stock exchange in and outside of Israel, from some provisions of the Companies Law. These regulations exempt us from some of the requirements of the Israeli proxy regulations, under certain circumstances.

According to the Companies Law and the regulations promulgated thereunder, as applicable to the Company, for purposes of determining the shareholders entitled to notice and to vote at such meeting, the board of directors may fix the record date not more than 40 nor less than four calendar days prior to the date of the meeting, provided that an announcement regarding the general meeting shall be given prior to the record date.

Election of Directors. Under our amended and restated articles of association, the number of directors on our Board will be no less than four and no more than nine (including any external directors, to the extent that we may be required to appoint external directors in accordance with the Companies Law and any Regulations enacted thereunder) (“Maximum Number”). The majority of the members of the Board shall be residents of Israel, unless our center of management shall have been transferred to another country in accordance with a resolution of our Board by a majority of three quarters (75%) of the participating director votes. The number of directors may be changed, at any time and from time to time, by our shareholders with a majority of (a) 75% of the voting rights participating and voting on the matter in the applicable general meeting of our shareholders and (b) more than 47.9% of all of the voting rights in the Company as of the record date established for the applicable general meeting of our shareholders (“Special Majority”). Our directors shall generally be nominated by our Board of Directors, and then appointed at our general meeting of shareholders with a regular majority. In accordance with our amended and restated articles of association, the directors elected to serve are divided into three classes, with each class comprising one-third of the members of our Board of Directors (the “Board”) (who are not external directors, if any were appointed), (hereinafter the “first class”; the “second class”; and the “third class”). If the number of directors is not equally divisible by three, each of the first class and the second class will be comprised of a different number, the closest and lowest to one-third, while the third class will be comprised of the remaining directors (who are not external directors, if any were appointed). If the number of directors changes, the number of directors in each class will change in accordance with the aforesaid rule. In the annual general meeting of our shareholders that will take place each year, the shareholders shall be entitled to elect directors who shall be elected for a Three-Year Term to replace the class of directors whose term in office has expired as of such annual general meeting of our shareholders, and so on ad infinitum, so that the directors who shall be elected as stated above shall enter office at the end of the annual general meeting of our shareholders at which they were elected, unless a later date for commencement of the term was decided at the time of the appointment, and shall serve for Three-Year Terms (unless their appointment will be terminated in accordance with the provisions of our amended and restated articles of association), and so that each year, the terms in office of one of the classes of directors shall expire at the annual general meeting of our shareholders for such year. A “Three-Year Term” means a term of office of a director until the third annual general meeting of our shareholders which shall be held following the date of their election as director, provided that each director shall continue to serve in office until his or her successor is duly elected and qualified, or until his or her retirement, death, resignation or removal. Our Board may appoint a director at any time to fill any vacancies until the annual meeting of our shareholders set to take place at the end of the Three-Year Term for the class of directors to which such director is so appointed by the Board, provided that the total number of the members of the Board serving at such time will not exceed the Maximum Number. The shareholders may at all times, by a Special Majority vote of the shareholders, replace or dismiss a director (in the case of replacement, only if the appointed director is not a corporation). A director to be replaced shall be given a reasonable opportunity to address the shareholders at their meeting. The tenure of a director expires pursuant to the provisions of our amended and restated articles of association and the Companies Law, upon death or if s/he becomes incompetent, unless removed from office as described above.

Dividend and Liquidation Rights. Subject to preferences that may be applicable to any then outstanding preferred shares, our profits, in respect of which a resolution was passed to distribute them as dividend or bonus shares, shall be paid pro rata to the amount of shares held by the shareholders. In the event of our liquidation, the liquidator may, with the general meeting’s approval, and subject to any preferences that may be applicable to any then outstanding preferred shares, distribute parts of our property in specie among the shareholders and he or she may, with similar approval, deposit any part of our property with trustees in favor of the shareholders as the liquidator, with the approval mentioned above, deems fit.

Voting, Shareholders’ Meetings and Resolutions. Holders of ordinary shares are entitled to one vote for each ordinary share held on all matters submitted to a vote of shareholders. The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present, in person or by proxy, or by voting slip indicating the way in which he or she is voting, who hold or represent, in the aggregate, at least 25% of the voting rights of our outstanding share capital. A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or any time and place as prescribed by the board of directors in notice to the shareholders. At the reconvened meeting one shareholder at least, present in person or by proxy constitutes a quorum except where such meeting was called at the demand of shareholders. With the agreement of a meeting at which a quorum is present, the chairman may, and on the demand of the meeting he must, adjourn the meeting from time to time and from place to place, as the meeting resolves.

Annual general meetings of our shareholders are to be held once every year within a period of not more than 15 months after the last preceding annual general shareholders’ meeting. Our board of directors may call special general meetings of shareholders. The Companies Law provides that a special general meeting of shareholders may be called by the board of directors or by a request of two directors or 25% of the directors in office, whichever is the lower, or by shareholders holding at least 5% of our issued share capital and at least 1% of the voting rights, or of shareholders holding at least 5% of our voting rights, subject to the provisions set forth in our amended and restated articles of association.

An ordinary resolution requires approval by the holders of a majority of the voting rights present, in person or by proxy, at the meeting and voting on the resolution.

Allotment of Shares. Our Board of Directors has the power to allot or to issue shares to any person, with restrictions and condition as it deems fit.

Preferred Shares

Pursuant to Israel’s securities laws, a company whose ordinary shares are registered for trade on TASE may not have more than one class of shares for a period of one year following initial registration of the company on TASE. After a period of one year, it is permitted to issue preferred shares if the preference of those shares is limited to a preference in the distribution of dividends and these preferred shares have no voting rights, and if such issuance is otherwise in accordance with any then applicable TASE regulations or directives with respect to the issuance of preferred shares by a company whose ordinary shares are listed on TASE.

We presently do not have any issued and outstanding preferred shares. On December 5, 2016, our shareholders approved the amendment to our amended and restated articles of association, as well as to our memorandum of association, for the addition to Kitov Pharma’s registered share capital of 50,000,000 non-voting senior preferred shares, with no par value, divided into 5 classes of 10,000,000 preferred shares in each class (the “Preferred Shares”).

Pursuant to our amended and restated articles of association, our Board of Directors is authorized to fix, by resolution of the Board of Directors, (i) the number of issued Preferred Shares (subject to the maximum number of Preferred Shares authorized in such class), (ii) the designation of such class of Preferred Shares, and (iii) the conversion, redemption, optional and other special rights, qualifications, limitations or restrictions, if any, of the shares of such class of Preferred Shares. Consequently, the issuance of Preferred Shares would be available for issuance without further actions by the Company’s shareholders, unless shareholder approval is required by Israeli law, the rules of any exchange or other market on which the Company’s securities may then be listed or traded, the Company’s Articles of Association then in effect, or any other applicable rules and regulations. For so long as we are also listed on TASE, the issuance of any Preferred Shares will also be subject to the requirements of any TASE regulations or directives governing the issuance of preferred shares by companies whose ordinary shares are listed on the TASE.

Subject to the actual terms of issuance determined by our Board of Directors for any Preferred Shares when issued, our Preferred Shares may be convertible into our ordinary shares or another series of Preferred Shares. Each such series of Preferred Shares shall have such number of shares, designations, preferences, qualifications, and special or relative rights or privileges as shall be determined by the Board of Directors, which may include, among others, dividend rights, liquidation preferences, conversion rights and preemptive rights, rights, qualifications, limitations and/or restrictions determined by our Board of Directors in accordance with our articles of association in effect at the time of any such issuance, including, but not limited to, some or all of the following: (i) the number of Preferred Shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of Preferred Shares then outstanding) from time to time by action of the Board of Directors; (ii) the dividend rate and the manner and frequency of payment of dividends on the Preferred Shares of that series, whether dividends will be cumulative, and, if so, from which date; (iii) the terms and conditions of any conversion privilege of the series, including provision for adjustment of the conversion rate in such events as the Board of Directors may determine; (iv) whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption; (v) whether that series will have a sinking fund for the redemption or purchase of Preferred Shares of that series, and, if so, the terms and amount of such sinking fund; (vi) whether or not the Preferred Shares of the series will have priority over or be on a parity with or be junior to the Preferred Shares of any other series or class in any respect; (vii) the rights of the Preferred Shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of Preferred Shares of that series; and any other relative rights, preferences and limitations of that series.

Issuance of Preferred Shares by our Board of Directors may result in such shares having dividend or liquidation preferences senior to the rights of the holders of our ordinary shares and, Preferred Shares which are convertible into our ordinary shares could potentially dilute the voting rights of the holders of our ordinary shares.

Once designated by our Board of Directors, and offered hereby, each series of Preferred Shares may have specific financial and other terms that will be described in a prospectus supplement. The description of the Preferred Shares that is set forth in any prospectus supplement is not complete without reference to the documents that govern the Preferred Shares.

All Preferred Shares offered hereby will, when issued, be fully paid and nonassessable, including Preferred Shares issued upon the exercise of Preferred Share warrants or subscription rights, if any.

Each Preferred Share shall be entitled to receive upon distribution, and in preference to our ordinary shares, (i) dividends in excess of the general dividends issued to all shareholders including holders of Ordinary Shares, and/or (ii) amounts paid in a distribution of our surplus assets on winding up, in an amount equal to the original issue price for such Preferred Shares as set forth in the Company’s share registrar (adjusted for share combinations or subdivisions or other recapitalizations of the Company’s shares), and less the amount of any dividend previously paid in preference, all pro rata to the number of the Company’s Preferred Shares of each specific class of Preferred Shares issued and outstanding at such time, without having regard to any premium paid or discount thereon, and all subject to the provisions hereof.

Furthermore, and after payment of the Preferred Shares’ dividend preferences or liquidation preferences as aforesaid, each Preferred Share in the Company’s capital shall be entitled to receive upon distribution, (i) a general dividend issued to all shareholders, (ii) bonus shares, and (iii) amounts paid in a distribution of the Company’s surplus assets on winding up, all pro rata to the number of the Company’s Shares (Ordinary Shares and Preferred Shares) issued and outstanding at such time, without having regard to any premium paid thereon or discount, and all subject to the provisions hereof.

All Preferred Shares shall be non-voting shares and shall not vest the holder thereof with any right to participate in the Company’s general meetings, to receive notice thereof and/or to vote thereat, except as otherwise specifically required by Israeli law. Without limitation to the above, the Preferred Shares shall not confer upon the holders thereof any voting rights or any right to appoint directors or any other right with respect to general meetings, including without limitation, attending, voting at or requesting to convene, such general meetings or proposing matters for the agenda of such general meetings, except as expressly set forth below or as otherwise specifically provided by Israeli law.

So long as any Preferred Shares are outstanding, the provisions of the section below titled “Modification of class rights”, and the provisions of this section shall apply, such that the adoption of a resolution, by a regular majority in voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized proxy holder, at a meeting of holders of Preferred Shares shall be necessary for effecting or validating:

(i) Authorization of Senior Shares. Any amendment or alteration of the Memorandum of Association or Articles of Association of the Company so as to authorize or create, or increase the authorized amount of, any class or series of shares to be so authorized, created or increased after the initial issuance of any class of Preferred Shares, the terms of which expressly provide that such class or series will rank senior to the outstanding class or classes of Preferred Shares as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Company (collectively, “Senior Shares”);

(ii) Amendment of the Preferred Shares. Any amendment, alteration or repeal of any provision of the Articles of Association so as to adversely affect the special rights, preferences, privileges or voting powers of the Preferred Shares.

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, unless in each case (x) the Preferred Shares remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity (or the Preferred Shares are otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preferred shares of the surviving or resulting entity or its ultimate parent, and (y) such Preferred Shares that remain outstanding or such preferred shares, as the case may be, have rights, preferences, privileges and voting powers of the surviving or resulting entity or its ultimate parent that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, taken as a whole, of the Preferred Shares immediately prior to the consummation of such transaction;

provided, however, that (A) for all purposes of this section, (1) any increase in the amount of the Company’s authorized Ordinary Shares or Preferred Shares or the issuance of any additional Ordinary Shares or Preferred Shares or (2) the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Junior Shares”); or the authorization or creation of any class or series of shares established after the initial issuance of any class of Preferred Shares the terms of which expressly provide that such class or series will rank on a parity with the previously issued and outstanding Preferred Shares as to dividend rights and distribution rights upon any liquidation, winding up or dissolution of the Company (collectively, “Parity Shares”); and, any increase in the amount of authorized but unissued shares of such class or series of Parity Shares or Junior Shares or the issuance of additional shares of such class or series of Parity Shares or Junior Shares, will be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences, privileges or voting powers of the previously issued and outstanding Preferred Shares and shall not require the consent or the adoption of a resolution by the holders of the previously issued and outstanding Preferred Shares; (B) in the event of a binding share exchange or reclassification involving the Preferred Shares, or of a merger or consolidation of the Company with or into another entity, as described above in which the provisions of sub-section (b)(iii)(x) and (y) above are complied with, the consent or the adoption of a resolution by the holders of the previously issued Preferred Shares shall not be required in order to effect, validate or approve such share exchange, reclassification, merger or consolidation; and (C) to the extent that, notwithstanding the provisions of immediately preceding clauses (A) and (B), the consent or approval of the holders of Preferred Shares, voting together as a single class, is nonetheless required by applicable law or the Articles of Association in such circumstances, or such consent or approval is otherwise required by applicable law or the Articles of Association with respect to any matter that is not set forth in the provisions of items (i)-(iii) of this section above, such approval or consent may be given by the adoption of a resolution, by a simple majority of the voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an authorized person, at a meeting of holders of Preferred Shares and the legal quorum for any such meeting shall be as set forth above with respect to meeting of holders of our Ordinary Shares.

The rules and procedures for calling and conducting any meeting of the holders of Preferred Shares (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of our amended and restated articles of association (including the provisions set forth above), applicable law and, if applicable, the rules of any national securities exchange or other trading facility on which the Preferred Shares are listed or traded at the time.

Although our Board of Directors has no intention at the present time of doing so, it could authorize the issuance of a series of Preferred Shares that could, depending on the terms of such series, impede the completion of a merger, tender offer, change of control or other takeover attempt.

Board of Directors

Under our amended and restated articles of association, resolutions by the Board of Directors shall be decided by a majority of votes of the directors present, or participating, in the case of voting by media, and voting, each director having one vote. In the event of a tie, the chairman of the Board does not hold a casting vote.

Under the Companies Law, companies incorporated under the laws of the State of Israel that are “public companies,” including companies with shares listed on NASDAQ, are required to appoint at least two external directors.

Pursuant to regulations promulgated under the Companies Law, companies with shares traded on a U.S. stock exchange, including NASDAQ, may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors. In accordance with these regulations, in July 2016, we elected to “opt out” from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors.

Under these regulations, the exemptions from such Companies Law requirements will continue to be available to us so long as: (i) we do not have a “controlling shareholder” (as such term is defined under Section 1 of the Companies Law), (ii) our shares are traded on a U.S. stock exchange, including NASDAQ, and (iii) we comply with the director independence requirements, the audit committee and the compensation committee composition requirements, under U.S. laws (including applicable Nasdaq Rules) applicable to U.S. domestic issuers.

A majority of our Board members are independent as required by the NASDAQ Listing Rules. Furthermore, our Audit Committee consists of at least three independent directors, and our Compensation Committee consists of at least two independent directors.

The Companies Law requires that certain transactions, actions and arrangements be approved as provided for in a company’s articles of association and in certain circumstances by the audit committee or the compensation committee and by the board of directors itself. Those transactions that require such approval pursuant to a company’s articles of association must be approved by its board of directors. In certain circumstances, audit committee and shareholder approval is also required. The vote required by the audit committee and the board of directors for approval of such matters, in each case, is a majority of the directors participating in a duly convened meeting.

Under the provisions of the Companies Law, whoever has a personal interest in a matter, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless it is not an extraordinary transaction as defined in the Companies Law. However, if the chairman of the board of directors or the chairman of the audit committee has determined that the presence of an office holder with a personal interest is required for the presentation of a matter, such officer holder may be present at the meeting. Notwithstanding the foregoing, if the majority of the directors have a personal interest in a matter, they shall be allowed to participate and vote on this matter, but the approval of the transaction by the shareholders in the general meeting is required.

According to the Companies Law, an arrangement between the company and its directors, regarding their conditions of service, including the grant to them of exemption from liability from certain actions, insurance, and indemnification as well as an arrangement between the company and its directors on conditions of their employment, in other capacities, generally requires the approval of the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law), the board of directors, and the shareholders.

Under the Companies Regulations (Relief from Related Party Transactions), 5760-2000, promulgated under the Companies Law, as amended, certain extraordinary transactions between a public company and its controlling shareholder(s) do not require shareholder approval. Such exempt extraordinary transactions must however be approved by both the board of directors and the audit committee. In addition, under such regulations, directors’ compensation and employment arrangements in a public company do not require the approval of the shareholders if both the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and the board of directors agree that such arrangements are solely for the benefit of the company, provided that the compensation due under such arrangements does not exceed the compensation sums prescribed for external directors under applicable companies regulations. Employment and compensation arrangements for an office holder that is a controlling shareholder of a public company, or the provision of directors’ and officers’ insurance for the chief executive officer, do not require shareholder approval if certain criteria are met. The Board, following the prior determination of the Audit Committee or Compensation Committee, as applicable, may also determine that the compensation being offered to certain office holders (including directors) is an engagement which, pursuant to the leniencies set forth in the Relief Regulations, can be entered into by a company immediately, with the approval by the shareholders being deferred to the next shareholder meeting to be called by the Company, is such compensation is consistent with compensation policy of the company which was approved by the shareholders of the company in accordance with the Companies Law, and are no more beneficial to the recipient as such similar compensation previously granted to other holders of the same office.

Exchange Controls

There are currently no material Israeli currency control restrictions on payments of dividends or other distributions with respect to our securities or the proceeds from the sale of our securities, except under certain circumstances, for shareholders who are subjects of countries that are, or have been, in a state of war with Israel or otherwise as set forth in this section. However, legislation remains in effect pursuant to which currency controls can be imposed by administrative action at any time. Israeli residents have an obligation to file reports with the Bank of Israel regarding certain transactions. In addition, Bank of Israel regulations require us to submit regular quarterly update reports concerning foreign investments in the Company.

Access to Corporate Records

Under the Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our amended and restated articles of association, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association. The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Acquisitions under Israeli Law

Special Tender Offer

According to the Companies Law, an acquisition pursuant to which a purchaser will hold a “controlling stake”, that is defined as 25% or more of the voting rights if no other shareholder holds a controlling stake, or an acquisition pursuant to which such purchaser will hold more than 45% of the voting rights of the company if no other shareholder owns more than 45% of the voting rights, may not be performed by way of market accumulation, but rather by way of a special tender offer (as defined in the Companies Law) made to all of the company’s shareholders on a pro rata basis, or pursuant to a private placement approved by the company’s shareholders with the purpose of approving the acquisition of controlling stake, or 45% or more of the company’s voting rights. In accordance with the Companies Law, such procedures are not required if the controlling stake or 45% of the company’s voting rights are purchased from an existing holder or a controlling stake or 45% of the company’s voting rights. A special tender offer may not be consummated unless a majority of the shareholders who announced their stand on such offer have accepted it (in counting the total votes of such shareholders, shares held by the controlling shareholders, shareholders who have personal interest in the offer, shareholders who own 25% or more of the voting rights in the company, relatives or representatives of any of the above or the bidder and corporations under their control, shall not be taken into account). A shareholder may be free to object to such an offer without such objection being deemed as a waiver of his right to sell its respective shares if the transaction is approved by a majority of the company’s shareholders despite his objection. Shares purchased not in accordance with those provisions will become “dormant shares” and will not grant the purchaser any rights so long as they are held by the purchaser.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. In addition, the board of directors must disclose any personal interest each member of the board of directors has in the offer or stems therefrom.

In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity shall refrain from making a subsequent tender offer for the purchase of shares of the target company and cannot execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Full Tender Offer

A person wishing to acquire shares or a class of shares of an Israeli public company and who would, as a result, own more than 90% of the target company’s issued and outstanding share capital or of certain class of its shares, is required by the Companies Law to make a full tender offer (as defined in the Companies Law) to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company or class of shares. If either (i) the shareholders who do not accept the offer hold, in the aggregate, less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, or (ii) the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class, then all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a shareholder that had its shares so transferred, whether or not it accepted the tender offer (unless otherwise provided in the offering memorandum), may, within six (6) months from the date of acceptance of the tender offer, petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. If the shareholders who did not accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class of shares, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Mergers

The Companies Law provides that corporate mergers require the approval of both companies’ boards of directors and shareholders. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial status of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. In the event, however, that shares of the target company are held by the acquiring company or by a person holding 25% or more of any type of controlling means of the acquiring company, the merger will not be approved if a majority of the shareholders of the target company attending and voting at the meeting at which the merger is considered (without taking into account, for that purpose, the shares held by the acquiring company or by a person holding 25% or more of any type of controlling means of the acquiring company) object to and do not vote in favor of the merger. If a person holds 25% or more of any type of controlling means of more than one merging company, the same provisions shall apply with regard to the shareholders’ vote with respect to each such company. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if the court concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the target company’s obligations. Furthermore, a merger may not close unless at least 30 days have passed from the time that the general meeting of each of the merging companies was held and at least 50 days have passed from the date on which the merger proposal was sent to the Israeli Registrar of Companies.

Private Placements

Under the Companies Law, if (i) as a result of a private placement a person would become a controlling shareholder or (ii) a private placement will entitle investors to receive 20% or more of the voting rights of a company as calculated before the private placement, and all or part of the private placement consideration is not in cash or in public traded securities or is not in market terms and if as a result of the private placement the holdings of a substantial shareholder shall increase or as a result of it a person shall become a substantial shareholder, then in either case, the allotment must be approved by the board of directors and by the shareholders of the company. A “substantial shareholder” in connection with a private placement as set forth above, is defined as a shareholder who holds five percent or more of the company’s outstanding share capital or voting rights, and which assumes the exercise of all of the securities convertible into shares either held by that person prior to such private placement or offered to such person under the private placement. In order for the private placement to be on “market terms” the board of directors has to determine and explain in detail that the private placement is on market terms, unless proven otherwise. Otherwise, under the Companies Law and the regulations promulgated thereunder, a private placement of securities does not require approval at a general meeting of the shareholders of a company; provided however, that in other special circumstances, such as a private placement completed in lieu of a special tender offer, or a private placement under circumstances which qualifies as a related party transaction requiring shareholder approval, approval at a general meeting of the shareholders of a company is then also required. A Registered Direct Offering in the United States is generally considered a private placement under the Companies Law.

Establishment

We were incorporated under the laws of the State of Israel. We are registered with the Israeli Registrar of Companies in Jerusalem, Israel.

Transfer Agent and Registrar

Other than with respect to certain restricted ordinary shares, the shares for a publicly traded company such as ours, which is listed on TASE (and has ADSs listed on NASDAQ), are generally recorded in the name of our Israeli share registrar, Registration Company of United Mizrachi Bank Ltd. Our transfer agent and registrar for our ADSs is the depositary for our ADSs, Bank of New York Mellon, and its address is 101 Barclay Street, New York, NY.

Listing

Our ordinary shares are currently traded on TASE under the symbol “KTOV.” Our ADSs and the Series A warrants issued in each of November 2015 and July 2016 are listed on NASDAQ under the symbols “KTOV” and “KTOVW”, respectively.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 9,620,000 Units, with each unit consisting of one ADS and one ordinary warrant to purchase one ADS. The ADSs and accompanying ordinary warrants part of the Units will be issued separately. We are also registering the ordinary shares underlying the ADSs issuable from time to time upon exercise of the ordinary warrants part of the Units offered hereby.

We are also offering 10,380,000 Pre-funded Units to those purchasers whose purchase of Units in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%)of our outstanding ordinary shares immediately following the consummation of this offering in lieu of Units that would otherwise result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares. The purchase price of each Pre-funded Unit is equal to the public offering price at which the Units are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant included in each Pre-funded Unit will be $0.0001 per ADS. Each Pre-funded Unit will consist of one pre-funded warrant to purchase one ADS and one ordinary warrant to purchase one ADS. The ordinary warrants and the pre-funded warrants included in the Pre-funded Units will be issued separately. We are also registering the ordinary shares underlying the ADSs issuable from time to time upon exercise of the ordinary warrants and the pre-funded warrants included in the Pre-funded Units offered hereby. The material terms and provisions of our ordinary shares and each other class of our securities that qualifies or limits our ordinary shares are described in the section entitled “Description of Share Capital” beginning on page 15 of this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one ordinary share (or a right to receive one ordinary share) deposited with Bank Hapoalim or Bank Leumi, as custodian for the depositary in Israel. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Israeli law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under the heading “Where You Can Find Additional Information”.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation and Government Programs - Taxation of our Shareholders” for more detail. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that doing so does not require registration of any securities under the Securities Act of 1933, as amended, or the “Securities Act.” If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory assurances from us that such distribution does not require registration of such securities under the Securities Act. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or governmental charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed by the holder of the ADSs or as described in the following sentence.  If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs.  The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that:

●	we do not wish to receive a discretionary proxy;

●	there is substantial shareholder opposition to the particular question; or

●	the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one of the conditions specified above exists.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	● Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
● Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	● Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	● Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	● Depositary services

Registration or transfer fees	● Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	● Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
● converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	● As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	● As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as an agent, fiduciary or broker on behalf of any other person and earns revenue, including, without limitation, fees and spreads that it will retain for its own account.  The spread is the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives in an offsetting foreign currency trade. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined, subject to its obligations under the deposit agreement.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

The deposit agreement expressly limits our obligations and the obligations of the depositary.  It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the number of ADSs that may be outstanding at any time as a result of pre-release will not normally exceed 30% of the total number of ordinary shares deposited under the deposit agreement, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so. The depositary has full discretion as to how and to what extent it may disregard the limit for the amount of ADSs that may be outstanding at any time as a result of the pre-release.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Transfer Agent and Registrar

Our transfer agent and registrar will be the depositary for our ADSs, Bank of New York Mellon, and its address is 101 Barclay Street, New York, NY.

Listing

Our ADSs are listed on The Nasdaq Capital Market under the symbol “KTOV.”

ORDINARY  WARRANTS

The following summary of certain terms and provisions of the ordinary warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the ordinary warrants, the form of which is or shall be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of ordinary warrant for a complete description of the terms and conditions of the ordinary warrants.

Duration and Exercise Price

Each ordinary warrant offered hereby will have an initial exercise price per share equal to $0.3250 per ADS. The ordinary warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our ordinary shares and the exercise price. In addition, we may, with the consent of the ordinary warrant holders, reduce the then current exercise price with respect to the ordinary warrants to any amount and for any period of time deemed appropriate by our board of directors. The ordinary warrants will be issued separately from the ADSs, and may be transferred separately immediately thereafter.

Exercisability

The ordinary warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Subject to certain limitations and exceptions, a holder (together with its affiliates) may not exercise any portion of a ordinary warrant to the extent that the holder would beneficially own more than 4.99/9.99% of the outstanding ordinary shares immediately after exercise of such ordinary warrant, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s ordinary warrants. Purchasers of ordinary warrants in this offering may also elect prior to the issuance of the ordinary warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares. No fractional ADSs will be issued in connection with the exercise of a ordinary warrant. In lieu of fractional ADSs, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time a holder exercises the ordinary warrant, a registration statement registering the issuance of the ADSs underlying the ordinary warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the ordinary warrants.

Fundamental Transaction

If, at any time while the ordinary warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of ordinary shares, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding ordinary shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of the ordinary warrant, and any additional consideration payable as part of the Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the holder will have the right to require us or a successor entity to repurchase its ordinary warrants at the Black Scholes value; provided, however, that if the Fundamental Transaction is not within our control, including not approved by our board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of its ordinary warrants, that is being offered and paid to the holders of our ordinary shares in connection with the Fundamental Transaction.

Transferability

Subject to applicable laws, a ordinary warrant may be transferred at the option of the holder upon surrender of the ordinary warrant together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the ordinary warrants on any securities exchange or nationally recognized trading system. We do not intend to list the ordinary warrants on any securities exchange or nationally recognized trading system, nor do we have any obligation to do so.

Rights as a Shareholder

Except as otherwise provided in the ordinary warrants or by virtue of such holder’s ownership of ADSs or ordinary shares, a holder of ordinary warrants does not have rights or privileges of a holder of ADSs or ordinary shares, including any voting rights or dividends, until the holder exercises the ordinary warrants.

PRE-FUNDED WARRANTS

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrants, the form of which is or shall be filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares following the consummation of this offering the opportunity to invest capital into the Company without triggering such ownership restrictions. By receiving pre-funded warrants in lieu of the ADSs contained in the Units which would result in such holders’ ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%), such holders will have the ability to exercise their options to purchase the ADSs underlying the pre-funded warrants for nominal consideration of $0.0001 per ADS at a later date.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the earlier of (X) for so long as our ordinary shares (or securities otherwise convertible into such) are listed for trading on the TASE, and we are permitted by applicable law to issue only one class of ordinary shares, prior to the end of business on the fifteenth anniversary from the date of issuance, and (Y) such pre-funded warrant is exercised in full.

Adjustments

Until such exercise termination date, the exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our ordinary shares and the exercise price, which are typical of such provisions in convertible securities. The pre-funded warrants will be issued separately from the ADSs, and may be transferred separately immediately thereafter.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). Subject to certain limitations and exceptions, a holder (together with its affiliates) may not exercise any portion of a pre-funded warrant to the extent that the holder would beneficially own more than 4.99/9.99% of the outstanding ordinary shares immediately after exercise of such pre-funded warrant, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding ordinary shares. No fractional ADSs will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional ADSs, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the ADSs underlying the pre-funded warrants under the Securities Act is not then effective or available for the issuance of such ADSs, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the pre-funded warrants. The Depositary ADS issuance fee as well as other applicable charges and taxes, are due and payable upon any cashless exercise.

Fundamental Transaction

If, at any time while the pre-funded warrants are outstanding, (1) we, directly or indirectly, consolidate or merge with or into another person, (2) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (3) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our ordinary shares are permitted to sell, tender or exchange their ordinary shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of ordinary shares, (4) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our ordinary shares or any compulsory share exchange pursuant to which our ordinary shares are converted into or exchanged for other securities, cash or property, or (5) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of our outstanding ordinary shares, each, a “Fundamental Transaction”, then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of ADSs then issuable upon exercise of the pre-funded warrant, and any additional consideration payable as part of the Fundamental Transaction.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system, nor do we have any obligation to do so.

Rights as a Shareholder

While the pre-funded warrants have certain adjustment provisions as set forth above, except by virtue of such holder’s ownership of ADSs or ordinary shares, a holder of pre-funded warrants does not have rights or privileges of a holder of ADSs or ordinary shares, including any voting rights or dividends, until the holder exercises the pre-funded warrants.

PLACEMENT AGENT WARRANTS

The material terms and provisions of the placement agent warrants are substantially the same as the ordinary warrants described above under the heading “Ordinary Warrants,” with the exception of the following terms:

●	The exercise price of the placement agent warrants is 125% of the offering price per Unit;

●	The beneficial ownership threshold of holders of placement agent investor warrants can elect is set at 4.99%;

●	Holders of placement agent warrants are not entitled to receive cash dividends or distribution or return of capital in the form of cash made to holders of ordinary shares (as, if and when declared by our board of directors); and

●	The placement agent warrants are not transferrable for a period of 180 days from the date of effectiveness or the commencement of sales of this offering, as described in “Plan of Distribution—Placement Agent Warrants”.

MATERIAL TAX CONSIDERATIONS

Taxation

Israeli Tax Considerations

General

The following is a summary of the material tax consequences under Israeli law concerning the purchase, ownership and disposition of Ordinary Shares and ADSs of our company.

This discussion does not purport to constitute a complete analysis of all potential tax consequences applicable to investors upon purchasing, owning or disposing of Ordinary Shares and ADSs of our company. In particular, this discussion does not take into account the specific circumstances of any particular investor (such as tax-exempt entities, financial institutions, certain financial companies, broker-dealers, investors that own, directly or indirectly, 10% or more of our outstanding voting rights, all of whom are subject to special tax regimes not covered under this discussion). To the extent that issues discussed herein are based on legislation, which has yet to be subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will accord with any such interpretation in the future.

Potential investors are urged to consult their own tax advisors as to the Israeli or other tax consequences of the purchase, ownership and disposition of the Ordinary Shares or ADSs being offered hereby, including, in particular, the effect of any foreign, state or local taxes.

General Corporate Tax Structure in Israel

The Israeli corporate tax rate applicable to Israeli resident companies is 23%.

Taxation of Shareholders

Capital Gains

Capital gain tax is imposed on the disposal of capital assets by an Israeli resident and on the disposal of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless an exemption is available or unless an applicable double tax treaty between Israel and the seller’s country of residence provides otherwise. The Israeli Income Tax Ordinance distinguishes between “Real Gain” and the “Inflationary Surplus.” Real Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the Israeli Consumer Price Index between the date of purchase and the date of disposal. Inflationary Surplus is not subject to tax.

Real Capital Gain accrued by individuals on the sale of the Ordinary Shares or ADSs will be taxed at the rate of 25%. However, if the individual shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with another, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%.

Corporate and individual shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income which is 23% for corporations, and a marginal tax rate of up to 47% for individuals.

Notwithstanding the foregoing, real capital gains generated from the sale of our Ordinary Shares or ADSs by a non-Israeli shareholder may be exempt from Israeli tax under the Israeli Income Tax Ordinance provided that the following cumulative conditions are met: (i) the Ordinary Shares or ADSs were purchased upon or after the registration of the Ordinary Shares or ADSs on the stock exchange and (this condition will not apply to shares purchased on or after January 1, 2009) (ii) the seller does not have a permanent establishment in Israel to which the generated capital gain is attributed. However, non-Israeli resident corporations will not be entitled to the foregoing exemption if Israeli residents: (i) hold more than 25% or more means of control in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the income or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the Ordinary Shares or ADSs are deemed to be business income.

In addition, the sale of the Ordinary Shares or ADSs may be exempt from Israeli capital gain tax under the provisions of an applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for such an exemption). For example, the Convention between the Government of the U.S. and the Government of the State of Israel with respect to Taxes on Income (the “U.S.- Israel Double Tax Treaty”) exempts a U.S. resident (for purposes of the treaty) from Israeli capital gains tax in connection with the sale of the Ordinary Shares or ADSs, provided that: (i) the U.S. resident owned, directly or indirectly, less than 10% of the voting power of the company at any time within the 12 month period preceding such sale; (ii) the U.S. resident, being an individual, is present in Israel for a period or periods of less than 183 days in the aggregate during the taxable year; (iii) the capital gain from the sale, exchange or disposition was not derived through a permanent establishment of the U.S. resident; and (iv) the capital gains arising from such sale, exchange or disposition is not attributed to real estate located in Israel or a resident in Israel; however, under the U.S-Israel Double Tax Treaty, the taxpayer would be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S-Israel Double Tax Treaty does not relate to U.S. state or local taxes.

Payers of consideration for the Ordinary Shares or ADSs, including the purchaser, the Israeli stockbroker or the financial institution through which the Ordinary Shares or ADSs are held, are obligated, subject to certain exemptions, to withhold tax upon sale of Ordinary Shares or ADSs from the amount of consideration paid upon the sale of the securities (or on the Real Capital Gain realized on the sale, if known), at a rate of 25% for an individual or at a rate of corporate tax for a corporation (23% in 2019 and thereafter).

Upon the sale of traded securities, a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid to the Israeli Tax Authority on January 31 and July 31 of every tax year in respect of sales of traded securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Israeli Income Tax Ordinance and regulations promulgated thereunder, such return need not be filed and no advance payment must be paid. Capital gains are also reportable on annual income tax returns.

Dividends

Dividends distributed by a company from income, which is not attributed to an Approved Enterprise, a Benefited Enterprise or a Preferred Enterprise as defined in the Israel’s Encouragement of Capital Investment Law (1959), to a shareholder who is an Israeli resident individual will be generally subject to income tax at a rate of 25%. However, a 30% tax rate will generally apply if the dividend recipient is a Controlling Shareholder, as defined above, at the time of distribution or at any time during the preceding 12-month period. If the recipient of the dividend is an Israeli resident corporation, such dividend will generally not be subject to tax provided that the income from which such dividend is distributed, derived or accrued within Israel. A distribution of dividend by a company from income attributed to a Preferred Enterprise will generally be subject to withholding tax in Israel at the following tax rates: Israeli resident individuals - 20% with respect to dividends distributed as of 2014, or such lower rate as may be provided in an applicable tax treaty; and Israeli resident companies - 0%. Dividends distributed from income attributed to an Approved Enterprise and/or a Benefited Enterprise are subject to a tax rate of 15%. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly from other sources of income, the income tax rate will be a blended rate reflecting the relative portions of the types of income.

Non-Israeli residents (either an individual or a corporation) are generally subject to Israeli tax on the receipt of dividends at the rate of 25% (30% if the dividend recipient is a Controlling Shareholder at the time of distribution or at any time during the preceding 12-month period). Dividends distributed by an Israeli resident company from income, which is attributed to a Preferred Enterprise, to a non-Israeli resident (either an individual or a corporation) are generally subject to withholding tax at a rate of 20%. These rates may be reduced under the provisions of an applicable double tax treaty. For example, under the U.S.-Israel Double Tax Treaty, the following tax rates will apply in respect of dividends distributed by an Israeli resident company to a U.S. resident: (i) if the U.S. resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain types of interest or dividends the tax rate is 12.5%; (ii) if both the conditions mentioned in clause (i) above are met and the dividend is paid from an Israeli resident company’s income which was entitled to a reduced tax rate under The Law for the Encouragement of Capital Investments, 1959, the tax rate is 15%; and (iii) in all other cases, the tax rate is 25%. The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income is attributed to a permanent establishment of the U.S. resident in Israel.

A non-Israeli resident who receives dividend income derived from or accrued from Israel, from which the full amount of tax was withheld at source, is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer is not obliged to pay Excess Tax (as described below).

Payers of dividends on our shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are required, subject to any of the foregoing exemptions, reduced tax rates and the demonstration of a shareholder of his, her or its foreign residency, to withhold taxes upon the distribution of dividends at a rate of 25%, provided that the shares are registered with a nominee company (for corporations and individuals).

Excess Tax

Individual holders who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) and who have taxable income that exceeds a certain threshold in a tax year (NIS 649,560 for 2019), linked to the Israeli Consumer Price Index), which is approximately $188,497, based on the representative NIS - U.S. dollar rate of exchange of 3.4460 on March 5, 2020), will be subject to an additional tax at the rate of 3% on his or her taxable income for such tax year that is in excess of such amount. For this purpose, taxable income includes taxable capital gains from the sale of securities and taxable income from interest and dividends, subject to the provisions of an applicable double tax treaty.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

U.S. Federal Income Tax Considerations

The following is a description of certain U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our ADSs, pre-funded warrants and warrants by a holder. This description addresses only the U.S. federal income tax consequences to holders that are initial purchasers of our ADSs, pre-funded warrants and warrants pursuant to this offering and that will hold such ADSs, pre-funded warrants and warrants as capital assets. This description does not address tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

●	banks, financial institutions or insurance companies;

●	real estate investment trusts, regulated investment companies or grantor trusts;

●	dealers or traders in securities, commodities or currencies;

●	tax exempt entities or organizations;

●	certain former citizens or residents of the United States;

●	persons that received our ADSs, pre-funded warrants or warrants as compensation for the performance of services;

●	persons that will hold our ADSs, pre-funded warrants or warrants as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

●	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass- through entities, or holders that will hold our ADSs, pre-funded warrants or warrants through such an entity;

●	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; or

●	holders that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares.

Moreover, this description does not address the U.S. federal estate, gift, or alternative minimum tax consequences, or any U.S. state, local or non-U.S. tax consequences of the acquisition, ownership and disposition of our ADSs, pre-funded warrants and warrants.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our ADSs, pre-funded warrants and warrants or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ADSs, pre-funded warrants and warrants in their particular circumstances.

For purposes of this description, the term “U.S. Holder” means a beneficial owner of our ADSs, pre-funded warrants or warrants that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected to be treated as a domestic trust for U.S. federal income tax purposes.

A “Non-U.S. Holder” is a beneficial owner of our ADSs, pre-funded warrants or warrants that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our ADSs, pre-funded warrants and warrants, the U.S. federal income tax consequences relating to an investment in our ADSs, pre-funded warrants and warrants will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax consequences of acquiring, owning and disposing of our ADSs, pre-funded warrants and warrants in its particular circumstances.

Persons considering an investment in our ADSs, pre-funded warrants or warrants should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of our ADSs, pre-funded warrants and warrants, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

 Tax Treatment of Pre-Funded Warrants

Although the law is not completely settled in the area, pre-funded warrants will probably be treated as ADSs for U.S. federal income tax purposes, and the following discussion assumes such treatment. Any person that elects to receive pre-funded warrants in lieu of our ordinary shares in this offering should consult their own tax advisor regarding the application of the U.S. federal income tax laws to their particular situation.

Tax Basis of each ADS, Pre-funded Warrant and Warrant

The ADSs and the pre-funded warrant will be sold together with an accompanying warrant to purchase one ADS. The initial tax basis of a beneficial owner in each ADS and pre-funded warrant will be equal to the amount paid for the ADS or pre-funded warrant less the fair market value of their accompanying warrant(s). The initial basis in the accompanying warrant(s) will equal the initial fair market value of the warrant(s).

Exchange of ADSs for Ordinary Shares

In general, if you hold ADSs, you will be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, gain or loss generally will not be recognized if you exchange ADSs for the underlying ordinary shares represented by those ADSs. In addition, you will receive a basis in your ordinary shares equal to the basis of your ADSs exchanged for such shares.

Taxation of Dividends and Other Distributions on Our ADSs

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, the gross amount of any distribution made to you with respect to our ADSs before reduction for any Israeli taxes withheld therefrom, generally will be includible in your income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to “qualified dividends,” provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Such lower rate of taxation shall not apply if we are a PFIC for the taxable year in which we pay a dividend. Moreover, such dividends will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders irrespective of PFIC status. To the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of your adjusted tax basis in our ADSs and thereafter as either long-term or short-term capital gain depending upon whether the U.S. Holder has held our ADSs for more than one year as of the time such distribution is received.

If you are a U.S. Holder, dividends paid to you with respect to our ADSs will be foreign source income for foreign tax credit purposes. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from your taxable income or credited against your U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally constitute “passive category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

The amount of a distribution paid to a U.S. Holder in a foreign currency will be the dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. Holder receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. Holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in foreign currency are converted into U.S. dollars on the day they are received, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend.

Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements,” if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income (or withholding) tax on dividends received by you on your ADSs, unless:

●	you conduct a trade or business in the U.S. and such income is effectively connected with that trade or business (and, if required by an applicable income tax treaty, the dividends are attributable to a permanent establishment or fixed base that such holder maintains in the U.S.); or

●	you are an individual and have been present in the U.S. for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Sale, Exchange or Other Disposition of Our ADSs and Warrants

Subject to the discussion below under “Passive Foreign Investment Company Consequences,” if you are a U.S. Holder, you generally will recognize gain or loss on the sale, exchange or other disposition of our ADSs, pre-funded warrants or warrants equal to the difference between the amount realized on such sale, exchange or other disposition and your adjusted tax basis in our ADSs, pre-funded warrants or warrants, as applicable, and such gain or loss will be capital gain or loss. The adjusted tax basis in an ADS, pre-funded warrants or warrant generally will be initially determined as described above in “Tax Basis of each ADS, Pre-funded Warrants and Warrant.” If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other disposition of an ADS, pre-funded warrant or warrant is generally eligible for a preferential rate of taxation applicable to capital gains, if your holding period determined at the time of such sale, exchange or other disposition for such ADS, pre-funded warrant or warrant exceeds one year (i.e., such gain is long-term capital gain). The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. A foreign tax credit for foreign taxes imposed on capital gains may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and it is possible that the ability of a U.S. Holder to claim a foreign tax credit for any such Israeli tax will be limited. You should consult your tax advisor to determine whether, and to what extent, you will be entitled to this credit.

Subject to the discussion below under “Backup Withholding Tax and Information Reporting Requirements,” if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of such ADSs, pre-funded warrants or warrants unless:

●	such gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base that you maintain in the United States); or

●	you are an individual and have been present in the United States for 183 days or more in the taxable year of such sale or exchange and certain other conditions are met.

Exercise of a Pre-Funded Warrant or Warrant

The exercise of a pre-funded warrants, warrant for ADSs generally will not be a taxable event for the exercising U.S. Holder. A U.S. Holder will have a tax basis in the ADSs received on exercise of a pre-funded warrant or warrant equal to the sum of the U.S. Holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the pre-funded warrant or warrant. A U.S. Holder generally will have a holding period in ADSs acquired on exercise of a pre-funded warrant or warrant that commences on the date of exercise of the pre-funded warrant or warrant.

Passive Foreign Investment Company Consequences

We may be classified as a Passive Foreign Investment Company (PFIC) for the 2020 tax year. If we are indeed so classified for 2020 or in any other taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of subsidiaries, either:

●	at least 75% of its gross income is “passive income”; or

●	at least 50% of the average quarterly value of its total gross assets (which may be determined in part by the market value of our ADSs, which is subject to change) is attributable to assets that produce “passive income” or are held for the production of passive income.

Section 1298(a)(4) of the Code provides that to the extent provided in regulations, if any person has an option to acquire stock in a PFIC, such stock shall be considered as owned by such person. Certain proposed regulations provide rules for treatment of options to acquire stock in a PFIC. It is not currently known if, when or the extent to which such proposed regulations will be finalized and become effective. The discussion below assumes that regulations relating to options to acquire PFIC stock will become effective and would apply to the warrants. Each prospective investor is urged to consult with its own tax advisor about the tax consequences of holding warrants if we are classified as a PFIC.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of our ADSs, pre-funded warrants and warrants. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. Holder owns our ADSs, pre-funded warrants or warrants, we will generally continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns our ADSs, pre-funded warrants or warrants, regardless of whether we continue to meet the tests described above.

Our PFIC status determination is based on our income, assets and activities for the entire taxable year and therefore it is not possible to determine whether we will be characterized as a PFIC for the 2020 taxable year until after the close of the year. In addition, our status as a PFIC may depend on how quickly we utilize the cash proceeds from this offering in our business, which we cannot currently determine with certainty.

If we are indeed properly classified as a PFIC, and you are a U.S. Holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for our ADSs) and (b) any gain realized on the sale or other disposition of the ADSs, pre-funded warrants or warrants. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (i) the excess distribution or gain had been realized ratably over your holding period, (ii) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax, at the U.S. Holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (iii) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.” Certain elections may be available that would result in an alternative treatment (such as mark-to-market treatment) of our ADSs, pre-funded warrants or warrants.

If a U.S. Holder makes the mark-to-market election, then, in lieu of being subject to the tax and interest charge rules discussed above, the U.S. Holder generally will recognize as ordinary income any excess of the fair market value of the ADSs, pre-funded warrants at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs, pre-funded warrants over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the election, the U.S. Holder’s tax basis in its ADSs and pre-funded warrants will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of ADSs or pre-funded warrants in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election).

The mark-to-market election is available only if we are a PFIC and our ADSs are “regularly traded” on a “qualified exchange.” Our ADSs will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of our ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. NASDAQ is a qualified exchange for this purpose. Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the tax and interest charge rules discussed above with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including stock in any of our subsidiaries that are treated as PFICs. If a U.S. Holder makes a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections if we are classified as a PFIC. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

If we are determined to be a PFIC, the general tax treatment for U.S. Holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. Holders in respect of any of our subsidiaries that also may be determined to be PFICs.

A U.S. Holder who owns ADSs (or pre-funded warrants) during any year in which we are a PFIC, will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us, generally with the U.S. Holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisors regarding application of the PFIC rules.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may apply to all or a portion of the following items with respect to ADSs, pre-funded warrants and warrants: dividend or other distributions, gains from dispositions and “excess distributions” and income from “mark-to-market” elections under the PFIC rules, if applicable. Each U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our ADSs, pre-funded warrants and warrants.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain holders of our ADSs, pre-funded warrants and warrants. Information reporting generally will apply to payments of dividends on our ADSs, and to proceeds from the sale or redemption of our ADSs, pre-funded warrants and warrants made within the United States, or by a U.S. payer or U.S. middleman, to a holder of our ADSs, pre-funded warrants and warrants, other than an exempt recipient (including a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payer may be required to withhold backup withholding tax from any payments of dividends on our ADSs, or the proceeds from the sale or redemption of our ADSs, pre-funded warrants and warrants within the United States, or by a U.S. payer or U.S. middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Asset Reporting

Certain U.S. Holders who are individuals are required to report information relating to an interest in our ADSs and pre-funded warrants, subject to certain exceptions (including an exception for shares held in accounts maintained by financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of our ADSs, pre-funded warrants and warrants.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our ADSs, pre-funded warrants and warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our ordinary shares or warrants. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our ADSs, pre-funded warrants and warrants, and the possible impact of these rules on the entities through which they hold our ADSs, pre-funded warrants and warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ADSs IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses, other than placement agent fees, payable by us in connection with the offer and sale of the securities in this offering. All amounts listed below are estimates except the SEC registration fee, NASDAQ listing fee and the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee.

Itemized expense	Amount
SEC registration fee	$3,210.00
FINRA filing fee	4,205.00
Legal fees and expenses	190,000.00
Placement agent expenses	35,000.00
Depositary agent fees	49,350.00
Transfer agent and registrar fees	7,500.00
Accounting fees and expenses	5,000.00
Miscellaneous	7,500.00
Total	$301,765.00

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “best efforts” to arrange for the sale of securities by us. Therefore, we may not sell the entire amount of shares being offered. We may enter into a securities purchase agreement directly with certain institutional investors who purchase our securities in this offering. We will not enter into securities purchase agreements with all other investors and such investors shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

Upon the closing of this offering, we will pay the placement agent a cash transaction fee and a management fee, equal to 7.0% and 1.0%, respectively, of the gross proceeds to us from the sale of the securities in the offering (excluding any proceeds from the exercise of the warrants issued in the offering).

The following table shows the per Unit and per Pre-funded Unit and total placement agent fees we will pay assuming the sale of all of the securities offered pursuant to this prospectus.

	Per Unit	Per Pre- funded Unit
Placement Agent Fees	$0.0240	$0.0240
Total	$230,880.00	$249,120.00

We will also pay the placement agent a non-accountable expense allowance of $35,000, reimburse the placement agent $12,900 for the clearing expenses of the placement agent and reimburse the placement agent’s legal fees and expenses in an amount up to $40,000 in connection with this offering.

We have also agreed to pay a previous placement agent, which engagement was terminated on March 2, 2020, a tail fee consisting of (i) a cash compensation equal to 1.25% of the gross proceeds raised in any underwritten public offering or a private placement of our securities with non-Israeli investors, such fee to be partially offset from the management fee payable to Wainwright, which equals 1% of the gross proceeds raised in this offering, and (ii) ADSs equal to 1.25% of the ADSs placed with such investors within 6 months following the termination of the engagement of the previous placement agent. The total tail fee payable to the previous placement agent will be a cash compensation of $75,000 (offset by $60,000 deducted from management fee payable to Wainwright) and 250,000 ADSs.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $267,000.

After deducting the fees due to the placement agent, our estimated offering expenses, and the tail fee to the previous placement agent, we expect the net proceeds from this offering to be approximately $5.2 million.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees warrants, or the placement agent warrants, to purchase 1,400,000 ADSs (which represents 7.0% of the aggregate number of ADSs (i) included in the Units and (ii) issuable upon the exercise of the pre-funded warrants included within the Pre-funded Units that are, in each case, placed in this offering to investors). The placement agent warrants will have an exercise price of $0.375 per ADS (equal to 125% of the price of the Units sold in this offering) and will terminate on the fifth anniversary of the effective date of this offering. Pursuant to FINRA Rule 5110(g), the placement agent warrants and any ADSs issued upon exercise of the placement agent warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of this offering or commencement of sales of this offering, except the transfer of any security:

●	by operation of law or by reason of reorganization of our company;

●	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

●	if the aggregate amount of securities of our company held by the holder of the placement agent warrants or related persons do not exceed 1% of the securities being offered;

●	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

This prospectus also relates to the offering of ADSs issuable upon the exercise of the placement agent warrants.

The placement agent may be deemed an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Right of First Refusal

We have also granted Wainwright, subject to certain exceptions, a right of first refusal for a period of ten months following the closing of this offering to act as sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future debt financing or refinancing and public or private equity offering by us or any of our successors or subsidiaries.

Tail Financing Payments

We have also agreed to pay Wainwright, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted and brought over-the-wall by Wainwright during the term of its engagement or introduced to us by Wainwright during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 3-month period following the expiration of the ten-month right of first refusal period discussed above.

Other Relationships

The placement agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services, but we have no present agreements with the placement agent to do so.

Determination of offering price

The public offering price of the securities offered hereby was negotiated between us and the investors, in consultation with the placement agent, and other advisors to us, based on the trading of our ordinary shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities offered hereby include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

Our officers and directors who are holders of our securities at the time of the offering, are expected, at the time of the offering, to enter into agreements with the placement agent and certain investors in the offering to be subject to a lock-up period of 90 days following the date of closing of this offering. This means that, during the applicable lock-up period following the closing of the offering, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right to warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any ADS, our ordinary shares or any securities convertible into, or exercisable or exchangeable for, our ordinary shares. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions.

We have also agreed, in the securities purchase agreements with certain investors in the offering, to similar lock-up restrictions on the issuance and sale of our securities for 45 days following the closing date of the offering pursuant to this prospectus, although we will be permitted to issue equity-based incentive compensation to directors, officers, employees and consultants under our existing plans, as well as securities to be issued under any previously contracted arrangements. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. We have also agreed that, for a period of 365 days following the closing date of this offering, we will not (i) issue or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional ordinary shares (or ADSs) either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the ordinary shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ordinary shares or (ii) enter into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, “at the market” offering or similar transaction, whereby we may issue securities at a future determined price. However, the preceding sentence shall not restrict us from issuing ADSs and/or ordinary shares under an at the market offering program with Wainwright following the expiration of the 45-day lock-up period.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make for these liabilities.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €€43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €€50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c) to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than on a private placement basis to the following who are deemed Classified Investors pursuant to the Securities Law, 5728-1968:

●	a fund for joint investments in trust, i.e., mutual fund, as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;

●	a provident fund as defined in the Control of the Financial Services (Provident Funds) Law 5765-2005, or a management company of such a fund;

●	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981;

●	a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law, 1968;

●	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law, 5728-1968;

●	an investment advisor or investment distributer, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;

●	a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law, 5728-1968;

●	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968, acting on its own account;

●	venture capital fund, defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk;

●	entity fully owned by investors of the type listed in Section 15A(b) of the Securities Law, 5728-1968;

●	an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders’ equity is in excess of NIS 50 million; and

●	an individual who meets at least one of three following criteria:

1)	the total value of the individual’s liquid assets exceeds NIS 8 million (currently approximately USD 2 million); the term “liquid assets” is defined as cash, deposits, financial assets (units or shares in registered funds, options, futures contracts, structures and professional training funds), and traded securities.

2)	The individual’s income in each of the last two years exceeds NIS 1.2 million (currently approximately USD 308 thousand) or the income of the individual’s family unit exceeds NIS 1.8 million (currently approximately USD 462 thousand); the term “family unit” is defined in an individual and his/her family members who live with him or whose livelihoods are dependent on each other. or

3)	the total value of the individual’s liquid assets exceeds NIS 5 million (currently approximately USD 1.3 million) and either the individual’s income in each of the last two years exceeds NIS 600,000 (currently approximately USD 154 thousand) or such income of the individual’s family unit exceeds NIS 900,000 (currently approximately USD 231 thousand).

and the company is able to verify compliance of an individual with the eligibility criteria above as of the date of the sale of the securities either by:

i.	obtaining written approval of an accountant, lawyer, or in appropriate circumstances other external body, which the Company has reasonable grounds to rely on, certifying that it took reasonable measures (apart from the individual’s declaration) to verify that the individual complies with the criteria, and specifying those measures; or

ii.	carrying out the examination of the individual’s compliance independently, while relying on external evidence and information presented to it by the individual.

Offerees of the securities offered hereby, or the “Classified Investors,” in the State of Israel shall be required to submit written confirmation that as of the date of any offer of securities, and as of the date of the sale of any securities, they fall within the scope of one of the above criteria, that they are fully aware of the significance of being an Investor pursuant to such criteria and that they have given their consent, or the Consent. An approach to an Investor for the Consent shall not be considered a public offering. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

In addition, if a purchase of securities is made within an institutional trading system, as that term is defined in the Tel Aviv Stock Exchange regulations, a person giving a stock exchange member his prior Consent before submitting a purchase order to the institutional trading system for the first time will be seen as acting within the provisions the above criteria with respect to the Consent, provided that if such person is an investor pursuant to the sixth, ninth, tenth, eleventh or twelfth bullet points specified above, such person committed in advance that, until the last business day of the third month in each year, he will renew his Consent, and that if he withdraws his Consent, he will notify the stock exchange member immediately and will cease to give purchase orders in such institutional trading institution.

Any Classified Investors in the State of Israel who acquire our securities offered on a private placement basis concurrent with the U.S. public offering being made hereby, are urged to consult their own legal and other advisors about the consequences of acquiring our securities offered hereby as Classified Investors, in light of the Classified Investor’s own circumstances.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) omhandel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art.1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA.

This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49 (2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

DIRECTORS AND SENIOR MANAGEMENT

The following table sets forth the name and position of each of our executive officers and directors. The inclusion of any individual in this table does not necessarily imply that such individual is an officer or office holder as such terms are defined under applicable law.

Name	Age	Position
Eric Rowinsky, M.D.	63	Independent Director and Chairman of the Board of Directors
Isaac Israel	41	Chief Executive Officer and Director
Simcha Rock, CPA, MBA	69	Director
Steven Steinberg(1)(2)	58	Independent Director
Ido Agmon, MBA(2)	42	Independent Director
Ran Tzror, CPA, MBA(1)	38	Independent Director
Revital Stern-Raff, CPA, MBA(1)	45	Independent Director
Gil Efron, CPA, MA	54	Deputy CEO and Chief Financial Officer
Gil Ben-Menachem, Ph.D., MBA	52	Vice President of Business Development
Hadas Reuveni, Ph.D.	52	Vice President or Research and Development
Michael Schickler, Ph.D.	62	Head of Clinical Operations
Bertrand Liang	57	Chief Medical Officer

(1)	Member of Kitov Pharma Audit Committee
(2)	Member of Kitov Pharma Compensation Committee

Eric Rowinsky, M.D. has been Chairman of Kitov Pharma’s Board since October 2019. Dr. Eric Rowinsky’s principal expertise is in the development and registration of novel therapeutics to treat cancer. Since November 2015, Dr. Rowinsky has served as Executive Chairman of the Board of Directors and President of Rgenix, Inc. He also serves as the Chief Scientific Officer of Clearpath Development Inc., and has served as a consulting Chief Medical Officer of Oncotartis, Inc. since 2018 and Everest Medicines, Inc. since 2017. Additionally, he has been an independent consultant since 2016 and works with many other life science companies in providing expertise in developing and registering a wide range of novel cancer therapeutics. Dr. Rowinsky served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2011 until October 2015. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until its acquisition in September 2011. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems Inc., where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at The Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004, and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib and temsirolimus among others. Dr. Rowinsky was also an Adjunct Professor of Medicine at New York University School of Medicine (2008-2018). Dr. Rowinsky presently serves on the boards of directors of the public companies Biogen Idec, Inc., Fortress Biosciences, Inc., and Verastem Inc. He formerly served on the boards of directors of the public companies Navidea Biopharmaceuticals Inc. (2010-2018), BIND Therapeutics (2014-2016), and Biophytis S.A. (2018-2019), as well as at a number of privately held companies. Dr. Rowinsky received a B.A. degree from New York University (1977) and an M.D. degree from Vanderbilt University School of Medicine (1981). He completed his residency in internal medicine at the University of California, San Diego (1984) and completed his fellowship in medical oncology at The Johns Hopkins Oncology Center (1987).

Isaac Israel has served as our chief executive officer and a member of Kitov Pharma’s Board since October 2012. Mr. Israel was the founding chief executive officer of BeeContact Ltd. (formerly TASE:BCNT), from 2001 until 2007. Since 2008 Mr. Israel has served as founding chief executive officer of Uneri Capital Ltd., a consulting firm in the capital markets field, owned by Mr. Israel, which specializes in the healthcare sector. Mr. Israel also provides consulting services to Capital Point Ltd. (TASE:CPTP) and serves as a member of the board of directors of various private healthcare corporations. In the past Mr. Israel also served as chairman of the board of a public healthcare corporation, NextGen Biomed Ltd., which is traded on TASE.

Simcha Rock, CPA, MBA, has served a member of Kitov Pharma’s Board since July 2013. He also serves as a strategic consultant to us. He served as our Chief Financial Officer from July 2013 until he retired from his position as Chief Financial Officer as of December 31, 2018, following a transition period with Gil Efron, our new Chief Financial Officer. Prior to joining us, Mr. Rock was a private equity manager at Edmond de Rothschild Private Equity Management, a firm specializing in the management of venture capital and other private equity investments funds, from February 2000 until January 2011, with responsibility for all financial, legal and administrative matters for several investment funds. Prior to 2000, Mr. Rock held financial management positions at Intel Electronics Ltd., The Jerusalem College of Technology, and JC Technologies Ltd. Mr. Rock holds a BA from Yeshiva University and an MBA from Cleveland State University.

Steven Steinberg, has served as a member of Kitov Pharma’s Board since July 2016. Since April 2017, Mr. Steinberg has been an independent financial consultant. From January 2015 through March 2017, Mr. Steinberg served as the chief financial officer of Glide Talk Ltd., a technology company in the video messaging arena. From September 2013 to October 2014 he served as vice president, finance at Client Connect Ltd., a subsidiary of Conduit Ltd., and subsequent to an acquisition, of Perion Network, Ltd. a NASADQ listed company. Between August 2011 and August 2013, Mr. Steinberg acted as an independent consultant, providing start-ups and mature organizations with advice in financial reporting, due diligence and business models. From December 2002 until July 2011 Mr. Steinberg was employed by Answers Corporation, a NASDAQ listed company, where he served as chief financial officer. Prior to 2002 he held a number of finance and chief financial officer roles, following a ten-year period of service as an audit manager at Coopers & Lybrand (currently Price Waterhouse Coopers) in New York City. Mr. Steinberg holds a Bachelor’s Degree in Business Administration from Florida International University – School of Business Administration, and was granted a CPA license in New York State.

Ido Agmon, MBA, has served as a member of Kitov Pharma’s Board since June 2016. Since 2012, Mr. Agmon has been acting as an independent consultant and investment manager, providing start-ups, investment funds and technology-based ventures with advice in strategic& financial planning, fund-raising and related business development activities. He serves as a member of the board of directors of an Israeli privately held start-up corporation. From 2014 until the end of 2016, Mr. Agmon was a manager of Aviv New-Tech (formerly Aviv Bio-Invest), a private investment fund which manages a portfolio of public Israeli & global biomed and technology companies, of which he was a co-founder, and where he was responsible for analysis and evaluation of investments in Israeli and global biomed companies. From 2009 until 2011, Mr. Agmon served as the CEO of Meytav Technology Incubator, an Israeli-based accelerator for biotech, pharma & medtech ventures with over 20 portfolio companies. Mr. Agmon has served as a board member at a number of biomed ventures. From 2007 until 2009, he worked as the Director of Business Development at ATI incubator, a technology incubator specializing in biomed and cleantech projects, responsible for deal-flow and project evaluation. Mr. Agmon holds a Bachelor’s Degree in Business Administration & Life Sciences from Tel Aviv University, Tel Aviv, Israel, and an MBA from The Hebrew University, Jerusalem, Israel.

Ran Tzror, CPA, MBA has served as a member of Kitov Pharma’s Board since March 2017. Since 2014, Mr. Tzror has been the director of S.Y Glilot Ltd., a real-estate company owned by his family. Between 2010 and 2014 he was employed by Teva Pharmaceuticals Industries Ltd. (NYSE:TEVA; TASE:TEVA) in various roles in corporate business development, the office of the CEO & President of Teva Pharmaceuticals, and as Director of the Corporate Post Merger Integration Office. Between 2007 and 2010 he was a senior associate at Somekh Chaikin Certified Public Accountants (Israel), a member firm of KPMG International. Between 2006 and 2007 he was a legal intern at the commercial division of Yigal Arnon & Co., Advocates & Notary. Mr. Tzror holds a B.A. in Accounting, LL.B. in Law, and MBA in Financial Management from Tel-Aviv University. He also completed various courses at the Kellogg Graduate School of Management at Northwestern University in Illinois. Mr. Tzror was granted a CPA license in the State of Israel, and was also admitted as a member of the Israeli Bar Association.

Revital Stern-Raff, CPA, MBA has served as a member of Kitov Pharma’s Board since March 2017. Since August 2017, Ms. Stern-Raff has been an independent financial and accounting consultant. Between 2013 and August 2017, Ms. Stern-Raff, was the Chief Financial Officer of several municipal development and community association units of the City of Giv’atayim, Israel. Between 2006 and 2013, Ms. Stern-Raff held comptroller and economist positions at Ilex Medical Ltd., a publicly-traded medical diagnostic equipment company (TASE:ILX). Prior to 2006, Ms. Stern-Raff held a number of comptroller and public accounting positions. Between 2009 and 2012, Ms. Stern-Raff was an independent director at Real Imaging Holdings Ltd., a publicly traded breast cancer diagnostics company (TASE:RIMG). Ms. Stern-Raff is a licensed CPA in Israel, and holds an M.B.A. (Finance) and B.A. (Business Administration – Information Technology and Finance) from the Rishon Letzion College of Management in Israel.

Gil Efron has served as our Deputy Chief Executive Officer and Chief Financial Officer since October 2018. Prior to joining us he served as Deputy CEO and CFO of Kamada, a NASDAQ and TASE dual-listed plasma-derived protein therapeutics company, from September 2011 to November 2017. Prior to that, he was the CFO of NASDAQ listed RRsat Global Communications LTD from September 2005 to March 2011. Prior to that Mr. Efron served in various finance executive positions. Mr. Efron holds a BA degree in Economics and Accounting and an MA degree in Business Administration from the Hebrew University of Jerusalem and was granted a certified public accountant’s license in Israel.

Gil Ben-Menachem, Ph.D., MBA, has served as the Company’s vice president of business development since January 2016, as a member of the Board’s Science and Technology Committee since August 2016, as a director at TyrNovo Ltd., the Company’s majority owned subsidiary, from February 2017 until our 2019 Annual General Meeting of Shareholders held on December 23, 3019 (the “2019 AGM”), and as a director of the Company from July 2017 until our 2019 AGM. Dr. Ben-Menachem has over 15 years of experience in the pharmaceutical, biotechnology, and venture capital industries. Prior to joining the Company, from 2013 until 2015 he was head of innovative products at Dexcel Pharma, a large privately held Israeli pharmaceutical company. From 2012 to 2013, Dr. Ben-Menachem served as chief executive officer of OphthaliX, a company that developed drugs in the ophthalmology space. From 2008 to 2012 he served as director of business development at Teva Pharmaceutical Industries Ltd. (NYSE:TEVA; TASE:TEVA), where he was responsible for business development efforts in connection with partnering and acquisition deals for late stage innovative drug candidates. Between 2005 and 2008 he served as director of business development at Paramount Biosciences, a New York based merchant bank and biotechnology venture capital firm. Dr. Ben-Menachem received his Ph.D. from the Hebrew University, and MBA from the University of Maryland. He concluded his postdoctoral training in immunology and microbiology at the National Institutes of Health (NIH), the U.S. Department of Health and Human Services’ medical research agency.

Dr. Hadas Reuveni, Ph.D. has served as the Company’s Vice President Research and Development since 2017. Dr. Reuveni, a co-inventor of the TyrNovo technology, received her Ph.D., Summa Cum Laude, for anti-cancer drug discovery from the Hebrew University of Jerusalem. She has been engaged with the scientific projects in TyrNovo’s portfolio since 2005 and has nearly two decades of research and development experience in biotechnology. Dr. Reuveni founded NovoTyr Ltd. a biotech start-up company which a predecessor company to TyrNovo, developing small molecules for the treatment of cancer and neurodegenerative diseases, and where between 2005 and 2012 she served as the CEO. She also founded and served as a director and chief science officer of AngioB Ltd., a start-up company that developed GPCR-based agents for multiple indications (2006-2010). Prior to these roles, she was the director of research & development at Keryx Biopharmaceuticals (NASDAQ:KRX) on 2001-2004. Dr. Reuveni has served as a scientific consultant for Integra Holdings Ltd., Campus Bio Management Ltd. and BioLineRX (NASDAQ/TASE BLRX).

Michael Schickler, Ph.D., has served as the Company’s Head of Clinical Operations since January 2020. Prior to assuming this role, Dr. Schickler served as the Chief Executive Officer of FameWave until the closing of the FameWave Acquisition. Dr. Schickler has also provided consulting services for medical device and healthcare companies since July 2018, advising on various matters pertaining to biopharmaceutical drug development, including as a consultant to the Company since March 2019. From May 2001 to July 2018, Dr. Schickler served as Chief Executive Officer of CureTech Ltd. (“CureTech”), a biotechnology company developing novel immunotherapies for the treatment and control of cancer. During his time at CureTech, Dr. Schickler led the company from the establishment of its operations through its development into a clinical-stage company with activities spanning basic research through GMP manufacturing and worldwide clinical operations. Dr. Schickler has served on the board of directors of CureTech since October 2018 and has served on the board of directors of Accellta Ltd. since March 2017. Dr. Schickler received his Diploma in Business Administration from the University of Lincoln, Lincoln, United Kingdom, his Ph.D. in Biology from The Weizmann Institute of Science, Rehovot, Israel and his M.Sc. in Immunology and his B.Sc. in Biology from The Faculty of Life Sciences, Tel-Aviv University, Israel.

Bertrand Liang has served as the Company’s Chief Medical Officer since January 2020. Dr. Liang previously founded several biotechnology companies, including Tracon Pharmaceuticals, Coronado Biosciences (subsequently merged with Fortress Biotech) and Pfenex Inc. Earlier in his career, Dr. Liang was Site Head at Biogen Idec (now Biogen), leading pre-clinical and clinical development, and Vice President, New Ventures; managing member, Forward Medical Sciences (a venture capital firm). He also served as Vice President and Head of Hematology and Oncology at IDEC; and Global Development Leader at Amgen, where he led the development of various cytokines that received U.S. Food and Drug Administration approval, including Neulasta®. Dr. Liang has also held academic positions at the National Cancer Institute, University of Colorado and University of Vermont, where he headed Human Medical Genetics. He is an alumnus of the Feinberg School of Medicine at Northwestern University, the Institute of Materials Research and Innovation, University of Bolton, the Law School at University of London, Boston University, Regis University, and the MIT Sloan School of Management. Dr. Liang has authored over 75 peer-reviewed publications, chapters and books, and edited a number of volumes in the fields of Neurology and Oncology.

The business addresses of our directors and senior management is One Azrieli Center, Round Tower, 132 Menachem Begin Road, Tel Aviv, 6701101, Israel.

Director Compensation

According to the Company’s Compensation Policy (as defined herein), the Company’s non-executive directors who have been declared by the board of directors as “independent” under applicable exchange listing rules, may be compensated by means of a periodic payment and/or by means of payment for participation in Board (or committee) meetings, and may also receive ancillary benefits, all as approved by appropriate corporate bodies under applicable law. The cash periodic and/or per meeting compensation for any one non-executive directors shall be capped at $100,000 per annum. In order to maintain their independent status, non-executive directors are not allowed to participate in performance-related cash payment based incentive plans, nor in any pension schemes.

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Such directors may also be entitled to receive equity-based compensation in accordance with any applicable law. Under the Compensation Policy, the equity-based compensation for any single office holder, at the date of the granting thereof, shall not exceed in one calendar year, the higher of, (i) 5% of our share capital (on a fully diluted basis) calculated at the date of the grant, or, (ii) USD 2.5 million. The value of equity-based compensation will be calculated based on the Black Scholes Model, or any other reasonable, best practice or commonly accepted applicable equity based compensation valuation models taking into account the circumstances of the specific grants. The valuation methodology for purposes of calculating the value of the grants and compliance with the caps set forth above need not be the same valuation methodology which will ultimately be used for accounting for the grants in our audited financial statements. The maximum cumulative possible extent of dilution in respect of the entirety of the granting of equity-based compensation for our employees and office holders (including any non-executive directors) shall not exceed in one calendar year 15% (on a fully diluted basis) calculated at the date of the grant. The Compensation Policy directs that vesting periods for equity based compensation grants to office holders shall be established by our Compensation Committee and board of directors, which shall be no less than 3 years vesting for the full grant with a minimum vesting period of at least one year for the first tranche of the grant, and subsequently shall be no more frequent than monthly vesting; provided, however, that such vesting may start as of the commencement of the engagement of the office holder with the Company; and/or may include portions of the grant which are immediately vested upon date of the grant, subject to the proviso that the aggregate fully vested equity based compensation grants for an office holder as of the time of a new grant, including the vested portions of older grants awarded to such office holder and the vested portions of a new grant at the time of grant, shall not exceed the caps set forth above. The exercise prices for equity based compensation in the form of options shall be determined by the Compensation Committee and the board of directors, taking into account the value of the Company’s traded securities leading up to and at the time of the grant, as well as the value of such equity based compensation based on any reasonable, best practice or commonly accepted equity based compensation valuation model. The Compensation Committee and the board of directors may make provisions for the cashless exercise of equity-based compensation grants. The equity-based compensation grants may contain a mandatory exercise provision for vested grants which shall provide for an automatic exercise upon reaching a certain share price and may also trigger the sale of the underlying securities. The board of directors of the Company does not have discretion to limit the value of the equity-based compensation at the time of exercise.

The ceilings on the periodic and/or per meeting compensation, as well as for the equity-based compensation, for any Active Chairman of the board of directors (i.e. not an independent director) holding no other executive role at the Company shall be three (3) times the ceilings set forth above.

We currently pay Kitov Pharma’s independent and non-executive non-chairman directors an annual fee of $40,000 for services as a member of our Board of directors, an additional $3,500 annual fee for service on each board committee, and an additional $7,000 annual fee for service on the board of directors of a subsidiary; provided, however, that the maximum annual fee for services on our board of directors, on Board committees and/or on the board of directors of any subsidiaries shall not exceed $47,000. The above dollar denominated fees, and all other dollar denominated payments that we pay our directors based in Israel, are paid in NIS based on the NIS/$ exchange rate at the beginning of the month in which such amounts are paid, but not lower than the exchange rate in effect on January 1, 2017. In addition, we pay Dr. Rowinsky an annual fee of $60,000 for services as a member of our board of directors, as Chairman of our board of directors, for service on any committee of the board of directors, and for service on the board of directors of a subsidiary. All such director annual fees shall be paid pro-rata for any service during part of a year.

So long as the Company operates in accordance with the corporate governance exception set forth in Regulation 5D of the Israeli Companies Regulations (Relief for Public Companies with Shares Listed for Trading on a Stock Market Outside of Israel), 5760-2000, and is not required to pay non-executive directors annual and per meeting fees as set forth under the Compensation Regulations, the Company shall not pay any per meeting fees to its non-executive directors. Each of our Compensation Committee, Board of directors and shareholders have also approved ancillary benefits such that we may subsidize ongoing corporate governance training or other professional training for directors in amounts up to $5,000 per director per annum. We also reimburse the directors for any direct expenses incurred during the performance of their duties (e.g. travel, parking, telephone, meals etc.). During the year ended December 31, 2019, we paid Kitov Pharma’s non-executive directors NIS 1,064 thousand (approximately $308 thousand) in the aggregate.

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In June and July of 2017 each of our Compensation Committee, board of directors and shareholders approved a grant of 31,361 restricted stock units, or “RSUs,” to be granted to each of our non-executive non-chairman directors under our 2016 Equity-Based Incentive Plan. In order to allow for greater flexibility in reducing the tax burden of the grant, each of the applicable non-executive directors was entitled to elect, prior to the time of grant, to receive in lieu of all or part of the approved grant of RSU’s, to receive such number of options to purchase our ordinary shares at a ratio of 1.667 options per RSU, which options shall have an exercise price which was calculated based on the average USD closing price of our ADSs on NASDAQ for the thirty (30) days prior to the board of directors’ approval of the grant, converted into ordinary share values at the ratio of 1 ADS representing 1 ordinary shares, and converted into New Israel Shekel at the Bank of Israel Representative Exchange Rate for the date of May 24, 2017 such that the exercise price of each option equals to NIS 6.594 per one ordinary share. Any RSUs and/or options so granted to each of the applicable non-executive directors, are being vested quarterly over a period of 3 years beginning one year following the start date of each non-executive director’s appointment to our board of directors, and are exercisable for 7 years from the date of grant. The RSUs and/or options were granted under applicable tax beneficial provisions, in accordance with the provisions of the 2016 Equity-Based Incentive Plan and applicable law. Our Compensation Committee, board of directors and shareholders each approved change of control acceleration for the grant of RSUs and/or options to each of the applicable non-executive directors. Each of Messrs. Agmon, Weber and Tzror elected to received RSUs, and each of Mr. Steinberg and Ms. Stern-Raff elected to receive half of the award as RSUs and half as options, under such terms as aforesaid.

In March and April of 2019 each of our Compensation Committee, board of directors and shareholders approved grants of 112,000 options to be granted to each of our non-executive, non-chairman directors under our 2016 Equity-Based Incentive Plan to purchase an equivalent number of our ordinary shares. The options have an option exercise price which was calculated based on a ten percent premium over the 30-day average closing price of our ADSs on NASDAQ prior to the decision by our board of directors to approve the equity-based compensation awards, such that the exercise price of each option equals to NIS 4.64 (USD 1.28) per one ordinary share. The options to be granted to the directors, are being vested quarterly over a period of 3 years from March 19, 2019 beginning one year following such date, and are exercisable for 7 years from March 19, 2019. The options were granted under applicable tax beneficial provisions, in accordance with the provisions of the 2016 Equity-Based Incentive Plan and applicable law.

In addition, in November and December of 2019, each of our Compensation Committee, board of directors and shareholders approved a grant of 400,000 options to be granted to Dr. Rowinsky under our 2016 Equity-Based Incentive Plan. The options have an option exercise price which was calculated based on a 10% percent premium over the closing price of our ADSs on NASDAQ on the day of the decision by our board of directors to approve the equity-based compensation awards, such that the exercise price of each option equals to USD 0.814 per one ordinary share. The options granted to Dr. Rowinsky, are being vested quarterly over a period of 3 years from the grant date, with a minimum vesting period of at least one year for the first tranche of the grant, and are exercisable for 7 years from such date.

Our Compensation Committee, board of directors and shareholders each approved change of control acceleration for the grant of RSUs and/or options to each of the non-executive directors.

Directors’ Service Contracts

There are no arrangements or understandings between us and any of our subsidiaries, on the one hand, and any of our directors, on the other hand, providing for benefits upon termination of their employment or service as directors of our company or any of our subsidiaries, except as provided in certain employment or service agreements with our executive officers who also serve as directors.

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Executive Compensation

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our chief executive officer and other two most highly compensated executive officers on an individual, rather than an aggregate, basis. Nevertheless, the regulations governing Israeli public companies, which were promulgated under the Israeli Companies Law, require us to disclose in the proxy statement for our annual general meeting of our shareholders (or to include a reference therein to other previously furnished public disclosure) the annual compensation of our five most highly compensated office holders on an individual basis, rather than on an aggregate basis. The disclosure is to be made with respect to the year of the financial statements being presented at such annual general meeting, and as recorded in the Company’s financial statements for such year. This disclosure must be on an individual basis, broken out by components, and recognized in such annual financial statements, rather than only on an aggregate basis for all office holders. This disclosure may not be as extensive as that required of a U.S. domestic issuer.

Under the Companies Law and Regulations, the compensation of Kitov Pharma’s directors with respect their service as a director, as well as their engagement in other roles (if the director is so engaged) as well as Kitov Pharma’s chief executive officer generally requires the approval of our compensation committee, the subsequent approval of the board of directors and, unless exempted under the regulations promulgated under the Companies Law, the approval of the shareholders at a general meeting. In addition the Companies Law and Regulations requires the compensation of a public company’s executive officers (other than the chief executive officer) who are not directors at the company to be approved by, first, the compensation committee, second, by the company’s board of directors and third, if such compensation arrangement is inconsistent with the company’s duly approved compensation policy, or compensation is approved prior to the approval of a new compensation policy upon expiration of the term of the previous compensation policy, or is to an executive officer who is a controlling shareholder (or certain relatives or affiliates thereof), also by the company’s shareholders. As such, the individual compensation to our directors and members of our management bodies may not necessarily be disclosed or brought for prior approval by the shareholders on an individual basis.

The aggregate compensation paid, and benefits in-kind granted to or accrued on behalf of all of Kitov’s directors and office holders for their services, in all capacities, to us during the year ended December 31, 2019, was approximately $3.0 million. As of December 31, 2019, the total amount set aside as an actuarial estimate by us to provide post-employment benefits for certain office holders was in the aggregate amount of approximately $285 thousand. We have not set aside amounts to provide post-employment benefits for the remaining office holders.

We have entered into engagement agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable laws.

Our directors and executive officers hold exemption and indemnification letters and a valid D&O insurance policy.

The breakdown of the annual compensation received by each of Kitov’s five most highly compensated office holders (as defined in the Companies Law) for the year ended December 31, 2019, broken out by component and on an individual basis, as recorded in our financial statements for such year, are shown in the table below:

Name	Position	Salary or other payments[1] in (in $ thousands)	Bonus payments or accruals (in $ thousands)	Share-based payment (in $ thousands)[2]	Total (in $ thousands)[3]
Isaac Israel	Chief Executive Officer and Director	391,459	173,025	185,382	749,866
Gil Efron	Chief Financial Officer and Deputy CEO	262,621	94,286	222,282	579,189
Dr. Gil Ben-Menachem	Vice President Business Development and Director[4]	218,211	51,003	123,595	392,809
Dr. Hadas Reuveni	Vice President of Research and Development	217,489	79,288	179,325	476,101
Dr. J. Paul Waymack	Chairman of the board of directors [5]	195,120	65,040	7,993	268,153

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[1]	Includes social benefits, such as payments to the National Insurance Institute, advanced education funds, managers’ insurance and pension funds; vacation pay; and recuperation pay as mandated by Israeli law, and car lease or vehicle use reimbursement related benefits.

[2]	Share based payments are measured at the fair value of the service, when available. The fair value of the Company’s share options granted to employees, directors and service providers, where fair value of service was not measurable, was estimated using the fair value of Kitov Pharma’s traded warrants with similar terms, making some adjustments to reflect the specific terms of the options based on the expected duration.

[3]	The total compensation amounts do not include any amounts recorded for an increase in actuarial estimate calculations for post-employment benefit liabilities for the office holder. Compensation amounts which were paid or otherwise measured in NIS have been translated into US$ for purposes of this report at average representative exchange rates for the year.

[4]	Dr. Ben-Menachem was an executive director on our board of directors until the end of his term at the 2019 annual meeting of shareholders in December 2019.

[5]	Dr. Waymack was our Chairman of our board of directors until his retirement as a director in July 2019. He continued as our Chief Medical Officer until his full retirement in September 2019.

[6]	For more information on the calculation of the annual bonus please see below under the description of the individual executive director’s compensation arrangements for 2019.

Consulting Agreement with Waymack Inc. (wholly owned by Dr. John Paul Waymack)

Earlier in 2019 we announced that Dr. John Paul Waymack would be retiring as our chairman of the board of directors and from his role as chief medical officer following a transition period. He retired from our board of directors in July 2019 and retired fully as of September 2019.

In July 2013, we entered into a consulting agreement with Waymack Inc. for the services of Dr. John Paul Waymack, one of our founders, pursuant to which Dr. Waymack provides services to us as the chairman of our board of directors, and is responsible for the medical operations of the Company as Chief Medical Officer in which capacity he reports to our board of directors. In return for Dr. Waymack’s services, as of March 2014 we paid Waymack Inc. a monthly fee of NIS 29,880 (approximately $8,690 per month based on the representative rate of exchange on June 30, 2014). Between September 2014 and December 2015, we paid Waymack Inc. a monthly fee of $14,000. During 2016, we paid Waymack Inc. a monthly fee of $20,000. During 2017 and 2018 we paid Waymack Inc. a monthly fee of $27,100. From January 1, 2019 until his full retirement on September 30, 2019 we paid Waymack Inc. a monthly fee of $21,680. The service agreement was terminable by either party upon 120 days’ advance notice to the other party. The above agreement was terminated as of September 30, 2019.

In addition to the above monthly fee Waymack Inc. was entitled to the following additional compensation:

Retirement Grant. A retirement grant of six (6) times the monthly fee upon termination of Dr. Waymack’s engagement with us, provided that the termination is not due to circumstances that do not entitle an employee to severance payments under any applicable law and/or under any judicial decision of a competent tribunal.

Annual Bonus. Annual bonus, which shall not exceed twelve (12) times the monthly fee, of which up to nine (9) times the monthly fee is based on measurable criteria and up to three (3) times the monthly fee is based on non-measurable criteria under our compensation policy. Following is a description of the annual bonus, commencing with the 2019 calendar year, based on measurable criteria which were updated following a review by each of the Compensation Committee and board of directors of the Company’s goals and targets: (i) a bonus in the amount of one (1) time the monthly fee for each increase of 25% of the Company’s equity or assets or market cap or price per ADS at calendar year-end compared to the previous calendar year-end (exclusive of any increase directly attributable to an equity raise), but in any event no more than three (3) times the monthly fee; (ii) a bonus in the amount of one (1) times the monthly fee for completion of in-licensing transaction for a new product; (iii) a bonus in the amount of one (1) times the monthly fee for completion of a commercial transaction for one of our therapeutic candidates (out-licensing or marketing transaction) (iv) a bonus in the amount of one (1) times the monthly fee upon approval by the FDA (NDA approval) or any comparable regulatory authority in connection with our products; (v) a bonus in the amount of two (2) times the monthly fee for acceptance of one of our therapeutic candidates for IND by the FDA or a comparable stage by any comparable regulatory agency; (vi) a bonus in the amount of one (1) times the monthly fee for publication of a scientific paper related to one of our therapeutic candidates; and (vii) a bonus in the amount of one (1) time the monthly fee for registration of a patent for one of our therapeutic candidates.

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Special bonus based on either a Merger Transaction or a Commercialization Transaction. A special bonus equal to:  (i) 3.5% of our valuation determined in a Merger Transaction for a valuation up to $30 million, plus an additional 2.0% of our valuation for the next $20 million layer of valuation (i.e. above $30 million but less than $50 million), plus an additional 1.0% of our valuation for the layer of valuation above $50 million; provided that in any event Dr. Waymack will not be entitled to a bonus based on a Merger Transaction in an amount exceeding $2,000,000; A “Merger Transaction” means one or more related transactions of either: (A) sale, lease, license or any transfer of all or most of our assets or securities; (B) merger so that the shareholders holding at least 50% of our issued and outstanding share capital prior to the consummation of such transaction hold less than 50% of our issued and outstanding share capital or the share capital of the surviving company following the consummation of such transaction; (ii) 3.5% of the cumulative revenues from a Commercialization Transaction for cumulative revenues up to $30 million, plus an additional 2.0% of cumulative revenues for the next $20 million layer of valuation (i.e. above $30 million but less than $50 million), plus an additional 1.0% of cumulative revenues for the layer of cumulative revenues above $50 million. The bonus is payable for a Commercial Transaction whose value or estimated value is at least $5 million as a result of the commercialization of our products. In the event the value or estimated value of a Commercialization Transaction exceeds such amount, Dr. Waymack will be entitled to an additional monthly bonus against revenues as a result of the Commercialization Transaction in the prior month. In any event Dr. Waymack will not be entitled to a bonus based on a Commercialization Transaction in an amount exceeding $2,000,000. A “Commercialization Transaction” means the execution of a licensing and/or distribution agreement of our products with estimated revenues of at least $5 million. Any special bonus to be paid to Waymack Inc. with respect to a Commercialization Transaction shall be subject to the limitation that any special bonuses to office holders of the Company together with any fees paid to advisors, bankers and such in connection with the Commercialization Transaction shall be in aggregate no more than 17% of the cumulative revenues from a Commercialization Transaction for cumulative revenues up to $30 million, and no more that 14% of cumulative revenues above $30 million.

In 2016, each of our audit committee, board of directors and shareholders approved a grant of options under our 2016 Equity-Based Incentive Plan to Dr. Waymack for the purchase of 154,453 ordinary shares (the “Initial PW Grant”) (such number of ordinary shares would comprise 154,453 of our ADSs). Such options will vest over a period of 3 years from June 27, 2016; have an exercise price of NIS 15.768 per ordinary share; and are exercisable for 8 years from June 27, 2016, provided, however, that no options were exercisable prior to our adoption of a revised compensation policy in accordance with the Companies Law, which occurred in July 2017. In addition Dr. Waymack was granted an additional 123,438 options following our July 2016 follow-on public offering, on the same terms and conditions of the Initial PW Grant so that the sum total of his options following such public offering reflected 3.5% of our issued and outstanding shares subsequent to the offering(the “Subsequent PW Grant”); this grant was made subject to the proviso that the economic value of the total options issued to Dr. Waymack, calculated as of the date of issuance of the Subsequent PW Grant, was not in excess of the economic value of the Initial PW Grant as of the date of the approval of our board of directors for the option grants to Dr. Waymack.

In addition, in 2017 each of our Compensation Committee, board of directors and shareholders approved a grant of 232,305 RSUs to be granted to Dr. Waymack under our 2016 Equity-Based Incentive Plan (such number of ordinary shares resulting from the RSUs would comprise 232,305 of our ADSs). In order to allow for greater flexibility in reducing the tax burden of the grant, Dr. Waymack was entitled to elect, prior to the time of grant, to receive in lieu of all or part of the approved grant of RSUs, such number of options to purchase our ordinary shares at a ratio of 1.667 options per RSU, and which options shall have an exercise price which was calculated based on the average USD closing price of our ADSs on the NASDAQ Capital Market for the thirty (30) days prior to the board of directors’ approval of the terms of office and employment of Dr. Waymack which will include the grant, converted into ordinary share values at the ratio of 1 ADS representing 1 ordinary shares, and converted into New Israel Shekel at the Bank of Israel Representative Exchange Rate for the date of May 24, 2017 such that the exercise price of each option equals to NIS 6.594 per one ordinary share. Dr. Waymack elected to receive 387,251 options in lieu of 232,305 RSUs (such number of ordinary shares resulting from the options would comprise 387,251 of our ADSs). These options which were granted to Dr. Waymack shall be vested quarterly over a period of 3 years from the commencement of Dr. Waymack’s engagement, and are exercisable for 7 years from August 1, 2017. Our Compensation Committee, board of directors and shareholders each approved change of control acceleration for the grants of options to Dr. Waymack.

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In March and April of 2019 each of our Compensation Committee, board of directors and shareholders approved a grant of 572,868 options to be granted to Dr. Waymack under our 2016 Equity-Based Incentive Plan to purchase an equivalent number of ordinary shares of Kitov. The options have an option exercise price which was calculated based on a ten percent premium over the 30-day average closing price of our ADSs on the NASDAQ prior to the decision by our board of directors to approve the equity-based compensation awards, such that the exercise price of each option equals to NIS 4.64 (USD 1.28) per one ordinary share. The options granted to Dr. Waymack were to be vested quarterly over a period of 3 years from March 19, 2019 beginning one year following such date, and exercisable for 7 years from March 19, 2019. The options were granted under applicable tax beneficial provisions, in accordance with the provisions of the 2016 Equity-Based Incentive Plan and applicable law. These options expired unvested following Dr. Waymack’s retirement.

Agreement with Mr. Isaac Israel

As of September 2014 we entered into an employment agreement with Mr. Isaac Israel as our chief executive officer for the provision of services pursuant to which we paid Mr. Israel a base salary of NIS 40,000 (approximately $10,593) per month. In addition to the above we provided Mr. Israel with a car allowance at a monthly cost of up to NIS 4,000 (approximately $1,059), management insurance policy and advanced study fund.

Effective as of May 1, 2016, Mr. Israel increase the scope of his engagement with the Company to 100% from 80% and his base monthly consideration and linked benefits were increased proportionally. In addition, as of May 1, 2016, Mr. Israel is engaged via a services agreement with Uneri Capital Ltd., a private company wholly owned by Mr. Isaac Israel, provided, however, that there is no difference to our costs and expenses for such engagement as a service provider instead of as an employee. For such services we paid Uneri Capital as of such date monthly payments of NIS 68,867 (approximately $17,911) per month during 2016. Effective January 1, 2017 we are paying Uneri Capital a monthly fee of $26,250 and a car allowance at a monthly cost of up to NIS 5,000 (approximately $1,400). The fee, and all other payments derived from a multiple of the fee that we pay Uneri Capital, is paid in NIS based on the NIS/$ exchange rate at the beginning of the month in which such amounts are paid, but not lower than the exchange rate in effect on January 1, 2017. The service agreement may be terminated by either party upon 120 days’ advance notice to the other party. In addition, Mr. Israel is entitled to the following additional compensation:

Retirement Grant. A retirement grant of six (6) time the monthly fee upon termination of Mr. Israel’s engagement with us, provided that the termination is not due to circumstances that do not entitle an employee to severance payments under any applicable law and/or under any judicial decision of a competent tribunal.

Annual Bonus. Annual bonus commencing with the 2019 calendar year has decreased such that it shall not exceed eight (8) times the monthly fee, of which up to six (6) times the monthly fee is based on measurable criteria and up to two (2) times the monthly fee is based on non-measurable criteria under our compensation policy. Following is a description of the annual bonus, commencing with the 2019 calendar year, based on measurable criteria which were updated following a review by each of the Compensation Committee and board of directors of the Company’s goals and targets: (i) a bonus in the amount of one (1) time the monthly fee for each increase of 25% of the Company’s equity or assets or market cap or price per ADS at calendar year-end compared to the previous calendar year-end (exclusive of any increase directly attributable to an equity raise), but in any event no more than three (3) times the monthly fee; (ii) a bonus in the amount of two (2) times the monthly fee for completion of in-licensing transaction for a new product; (iii) a bonus in the amount of one (1) times the monthly fee for completion of a commercial transaction for one of our therapeutic candidates (out-licensing or marketing transaction) (iv) a bonus in the amount of one (1) times the monthly fee for acceptance of one of our therapeutic candidates for IND by the FDA or a comparable stage by any comparable regulatory agency; (v) a bonus in the amount of one (1) time the monthly fee for registration of a patent for one of our therapeutic candidates; and (vi) a bonus in the amount of one (1) times the monthly fee for meeting annual budget goals and/or (vii) a bonus in the amount of one (1) times the monthly fee for initial coverage of the Company’s stock by a new analyst.

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Special bonus based on either a Merger Transaction, Fund Raise or a Commercialization Transaction. A special bonus equal to:  (i) 3.5% of our valuation determined in a Merger Transaction for a valuation up to $30 million, plus an additional 2.0% of our valuation for the next $20 million layer of valuation (i.e. above $30 million but less than $50 million), plus an additional 1.0% of our valuation for the layer of valuation above $50 million; provided that in any event Mr. Israel will not be entitled to a bonus based on a Merger Transaction in an amount exceeding $2,000,000; A “Merger Transaction” means one or more related transactions of either: (A) sale, lease, license or any transfer of all or most of our assets or securities; (B) merger so that the shareholders holding at least 50% of our issued and outstanding share capital prior to the consummation of such transaction hold less than 50% of our issued and outstanding share capital or the share capital of the surviving company following the consummation of such transaction; (ii) 3.5% of the cumulative revenues from a Commercialization Transaction for cumulative revenues up to $30 million, plus 2.0% of cumulative revenues above $30 million but less than $50 million, plus 1.0% of cumulative revenues above $50 million. The bonus is payable for a Commercial Transaction whose value or estimated value is at least $5 million as a result of the commercialization of our products. In the event the value or estimated value of a Commercialization Transaction exceeds such amount, Mr. Israel will be entitled to an additional monthly bonus against revenues as a result of the Commercialization Transaction in the prior month. In any event Mr. Israel will not be entitled to a bonus based on a Commercialization Transaction in an amount exceeding $2,000,000. A “Commercialization Transaction” means the execution of a licensing and/or distribution agreement of our products with estimated revenues of at least $5 million. Any special bonus to be paid to Mr. Israel with respect to a Commercialization Transaction shall be subject to the limitation that any special bonuses to office holders of the Company together with any fees paid to advisors, bankers and such in connection with the Commercialization Transaction shall be in aggregate no more than 17% of the cumulative revenues from a Commercialization Transaction for cumulative revenues up to $30 million, and no more that 14% of cumulative revenues above $30 million.

In 2016, each of our audit committee, board of directors and our shareholders approved a grant of options under our 2016 Equity-Based Incentive Plan to Mr. Israel for the purchase of 110,324 ordinary shares (such number of ordinary shares would comprise 110,324 of our ADSs). Such options will vest over a period of 3 years from June 27, 2016, have an exercise price of NIS 15.768 per ordinary share, and are exercisable for 8 years from June 27, 2016, provided, however, that no options were exercisable prior to our adoption of our Compensation Policy in accordance with the Companies Law, which occurred in July 2017.

In addition, in 2017 each of our Compensation Committee, board of directors and shareholders approved a grant of 217,786 RSUs to be granted to Mr. Israel under our 2016 Equity-Based Incentive Plan to Mr. Israel (such number of ordinary shares resulting for the RSUs would comprise 217,786 of our ADSs). In order to allow for greater flexibility in reducing the tax burden of the grant, Mr. Israel was entitled to elect, prior to the time of grant, to receive in lieu of all or part of the approved grant of RSU’s, such number of options to purchase our ordinary shares at a ratio of 1.667 options per RSU, and which options shall have an exercise price which was calculated based on the average USD closing price of our ADSs on the NASDAQ Capital Market for the thirty (30) prior to the board of directors’ approval of the terms of office and employment of Mr. Israel which will include the grant, converted into ordinary share values at the ratio of 1ADS representing 1 ordinary shares, and converted into New Israel Shekel at the Bank of Israel Representative Exchange Rate for the date of May 24, 2017 such that the exercise price of each option equals to NIS 6.594 per one ordinary share. Mr. Israel elect to take the entire award as RSU’s. The RSUs which were granted to Mr. Israel shall be vested quarterly over a period of 3 years from the commencement of Mr. Israel’s engagement, and are exercisable for 7 years from August 1, 2017. Our Compensation Committee, board of directors and shareholders each approved change of control acceleration for the grants of equity-based compensation awards to Mr. Israel.

In March and April of 2019 each of our Compensation Committee, board of directors and shareholders approved a grant of 502,079 options to be granted to Mr. Israel under our 2016 Equity-Based Incentive Plan to purchase an equivalent number of ordinary shares of Kitov. The options have an option exercise price which was calculated based on a ten percent premium over the 30-day average closing price of our ADSs on the NASDAQ prior to the decision by our board of directors to approve the equity-based compensation awards, such that the exercise price of each option equals to NIS 4.64 (USD 1.28) per one ordinary share. The options granted to Mr. Israel are being vested quarterly over a period of 3 years from March 19, 2019 beginning one year following such date, and exercisable for 7 years from March 19, 2019. The options were granted under applicable tax beneficial provisions, in accordance with the provisions of the 2016 Equity-Based Incentive Plan and applicable law.

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Employment Agreement with Dr. Gil Ben-Menachem

Pursuant to an employment agreement entered into with Dr. Ben-Menachem in 2016, we are currently paying Dr. Ben-Menachem a monthly salary of NIS 48,000, and the Company provides him with a medium size leased car and bears all of the cost of this car. In addition, Dr. Ben-Menachem is entitled to a retirement grant of three (3) times the monthly salary upon termination of Dr. Ben-Menachem’s engagement with us, provided that the termination is not due to circumstances that do not entitle an employee to severance payments under any applicable law and/or under any judicial decision of a competent tribunal. Dr. Ben-Menachem is also entitled to performance bonuses and commissions in connection with business development goals related to in-licensing and out-licensing transactions. The commission awarded to Dr. Ben-Menachem during the year ended December 31, 2019 was $48,000, in connection with the out-licensing of Consensi™.

In the second quarter of 2016, each of our audit committee and board of directors approved a grant of options under our 2016 Equity-Based Incentive Plan to Dr. Ben-Menachem for the purchase 22,065 ordinary shares. Such options vest over a period of 3 years from May 22, 2016, have an exercise price of NIS 15.768 per ordinary share, and are exercisable for 8 years from May 22, 2016.

In addition, in 2017 each of our Compensation Committee and board of directors approved a grant of 59,818 RSUs to be granted to Dr. Ben-Menachem under our 2016 Equity-Based Incentive Plan. The RSUs which were granted to Dr. Ben-Menachem are being vested quarterly over a period of 3 years from the commencement of Dr. Ben-Menachem’s engagement, and are exercisable for 7 years from August 1, 2017. Our Compensation Committee, board of directors and shareholders each approved change of control acceleration for the grants of equity-based compensation awards to Dr. Ben-Menachem.

In March and April of 2019 each of our Compensation Committee, board of directors and shareholders approved a grant of 339,582 options to be granted to Dr. Ben-Menachem under our 2016 Equity-Based Incentive Plan to purchase an equivalent number of ordinary shares of Kitov. The options have an option exercise price which was calculated based on a ten percent premium over the 30-day average closing price of our ADSs on the NASDAQ prior to the decision by our board of directors to approve the equity-based compensation awards, such that the exercise price of each option equals to NIS 4.64 (USD 1.28) per one ordinary share. The options granted to Dr. Ben-Menachem are being vested quarterly over a period of 3 years from March 19, 2019 beginning one year following such date, and exercisable for 7 years from March 19, 2019. The options were granted under applicable tax beneficial provisions, in accordance with the provisions of the 2016 Equity-Based Incentive Plan and applicable law.

Board Practices

Board of directors and Officers

Our board of directors presently consists of seven directors. All of our directors also serve as directors of our subsidiaries TyrNovo Ltd. and FameWave Ltd. Each of Dr. Rowinsky, Ms. Stern-Raff, Mr. Tzror, Mr. Steinberg, and Mr. Agmon qualifies as an independent director under the corporate governance standards of the NASDAQ Listing Rules and the independence requirements of Rule 10A-3 of the Exchange Act.

Under our amended and restated articles of association, resolutions by the board of directors shall be decided by a majority of votes of the directors present, or participating, in the case of voting by media, and voting, each director having one vote. In the event of a tie, the chairman of the board of directors does not hold a casting vote.

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Under the Companies Law, companies incorporated under the laws of the State of Israel that are “public companies,” including companies with shares listed on NASDAQ, are required to appoint at least two external directors.

Pursuant to regulations promulgated under the Companies Law, companies with shares traded on a U.S. stock exchange, including NASDAQ, may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors. In accordance with these regulations, in July 2016, we elected to “opt out” from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors.

Under these regulations, the exemptions from such Companies Law requirements will continue to be available to us so long as: (i) we do not have a “controlling shareholder” (as such term is defined under Section 1 of the Companies Law), (ii) our shares are traded on a U.S. stock exchange, including NASDAQ, and (iii) we comply with the director independence requirements, the audit committee and the compensation committee composition requirements, under U.S. laws (including applicable Nasdaq Rules) applicable to U.S. domestic issuers.

A majority of our Board members are independent as required by the NASDAQ Listing Rules. Furthermore, our Audit Committee consists of at least three independent directors, and our Compensation Committee consists of at least two independent directors.

Should any person or entity become deemed to be a controlling shareholder as defined in Section 1 of the Companies Law, then in accordance with Section 248(a) of the Companies Law, we will be required to convene a special general meeting of the shareholders at the earliest possible date, the agenda of which shall include the appointment of at least two external directors. Following such appointment, all of the external directors shall be appointed to each of our audit committee and compensation committee, and at least one external director shall be appointed to each committee of the board of directors authorized to exercise any of the powers of the board of directors.

Our directors are divided into three classes, with each class comprising one-third of the members of our board of directors (who are not external directors, if any were appointed), (hereinafter the “first class”; the “second class”; and the “third class”). If the number of directors is not equally divisible by three, each of the first class and the second class will be comprised of a different number, the closest and lowest to one-third, while the third class will be comprised of the remaining directors (who are not external directors, if any were appointed). If the number of directors changes, the number of directors in each class will change in accordance with the aforesaid rule.

At our 2020 annual general meeting of shareholders, the appointment of the directors included in the second class shall end. At our 2021 general meeting of shareholders, the appointment of the directors included in the third class shall end. At our 2022 general meeting of shareholders, the appointment of the directors included in the first class shall end. At our annual general meeting of our shareholders, the shareholders are entitled to elect directors who shall be elected for a Three-Year Term (as defined below) to replace the class of directors whose term in office has expired as of such annual general meeting of our shareholders, and so on ad infinitum, so that the directors who shall be elected as stated above shall enter office at the end of the annual general meeting of our shareholders at which they were elected, unless a later date for commencement of the term was decided at the time of the appointment, and shall serve for Three-Year Terms (unless their appointment will be terminated in accordance with the provisions of our amended and restated articles of association), and so that each year, the terms in office of one of the classes of directors shall expire at the annual general meeting of our shareholders for such year. A “Three-Year Term” means a term of office of a director until the third annual general meeting of our shareholders which shall be held following the date of their election as director, provided that each director shall continue to serve in office until his or her successor is duly elected and qualified, or until his or her retirement, death, resignation or removal. Our Board may appoint a director at any time to fill any vacancies until the annual meeting of our shareholders set to take place at the end of the Three-Year Term for the class of directors to which such director is so appointed by the board of directors, provided that the total number of the members of the board of directors serving at such time will not exceed the Maximum Number (see below). The shareholders may at all times, by a Special Majority vote of the shareholders, replace or dismiss a director (in the case of replacement, only if the appointed director is not a corporation). A director to be replaced shall be given a reasonable opportunity to address the shareholders at their meeting. The tenure of a director expires pursuant to the provisions of our amended and restated articles of association and the Companies Law, upon death or if s/he becomes incompetent, unless removed from office as described above. At our 2020 annual general meeting of shareholders, the terms of the directors included in the second class (Messrs. Steinberg, and Tzror) shall end. At our 2021 general meeting of shareholders, the terms of the directors included in the third class (Messrs. Israel and Rock and Ms. Stern-Raff) shall end. At our 2022 general meeting of shareholders, the terms of the directors included in the first class (Dr. Rowinsky and Mr. Agmon) shall end.

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Under our amended and restated articles of association, the number of directors on our Board will be no less than four and no more than nine (including any external directors, to the extent that we may be required to appoint external directors in accordance with the Companies Law and any Regulations enacted thereunder) (“Maximum Number”). The majority of the members of the board shall be residents of Israel, unless our center of management shall have been transferred to another country in accordance with a resolution of our Board by a majority of three quarters (75%) of the participating director votes. The number of directors may be changed, at any time and from time to time, by our shareholders with a majority of (a) 75% of the voting rights participating and voting on the matter in the applicable general meeting of our shareholders and (b) more than 47.9% of all of the voting rights in Kitov Pharma as of the record date established for the applicable general meeting of our shareholders (“Special Majority”).

In addition, under the Companies Law, our board of directors must determine the minimum number of directors who are required to have financial and accounting expertise. Under applicable regulations, a director with financial and accounting expertise is a director who, by reason of his or her education, professional experience and skill, has a high level of proficiency in and understanding of business accounting matters and financial statements. He or she must be able to thoroughly comprehend the financial statements of the company and initiate debate regarding the manner in which financial information is presented. In determining the number of directors required to have such expertise, the board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that we require at least one director with the requisite financial and accounting expertise and that Mr. Rock, Mr. Steinberg, Ms. Stern-Raff, Mr. Tzror are each deemed to have such expertise.

Alternate Directors

Our amended and restated articles of association provide, as allowed by the Companies Law, that any director may, at all times, appoint any person (which is not a corporation) by written notice to us to serve as an alternate director at a meeting of the board of directors. A person who is not qualified to be appointed as a director, a person who is already serving as a director or a person who is already serving as an alternate director for another director, may not be appointed as an alternate director, unless otherwise permitted by applicable law. A director who is already serving as a director may be appointed as an alternate director for a member of a committee of the board of directors so long as he or she is not already serving as a member of such committee, and if the alternate director is to replace an external director, he or she is required to be an external director and to have either “financial and accounting expertise” or “professional expertise,” depending on the qualifications of the external director he or she is replacing. So long as the external director’s appointment is valid, the alternate director shall be entitled to participate and vote in every meeting of the board of directors from which the appointing director is absent. Subject to the terms of appointment, the alternate director will be regarded as a director and shall have all of the authority of the director he or she is replacing. An appointing director may at any time cancel the appointment of an alternate director. The term of appointment of an alternate director will end if the appointing director notifies us in writing of the termination or cancellation of the appointment or if the appointing director’s appointment is terminated.

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Audit Committee

Under the Companies Law, the board of directors of any public company must also appoint an audit committee. Companies listed on foreign stock exchanges, including NASDAQ, which have adopted the corporate governance exceptions, such as our company (as described above), are exempt from the audit committee composition requirements under the Companies Law, but must comply with the audit committee composition requirements of the applicable foreign exchange.

Under the NASDAQ Listing Rules, we are required to maintain an audit committee consisting of at least three independent directors, all of whom are financially literate and one of whom has accounting or related financial management expertise.

Each of the members of the audit committee is required to be “independent” as such term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and in Rule 10A-3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members. The independence requirements of the Exchange Act implement two basic criteria for determining independence: (1) audit committee members are barred from accepting directly or indirectly any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the board of directors and any board committee, and (2) audit committee members may not be an “affiliated person” of the issuer or any subsidiary of the issuer apart from her or his capacity as a member of the board of directors and any board committee. The SEC has defined “affiliate” for non-investment companies as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” The term “control” is intended to be consistent with the other definitions of this term under the Exchange Act as “the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.”

Audit Committee Role

Under the Companies Law, our audit committee:

●	recommends to the board of directors to recommend to our shareholders to appoint and approve the compensation of the independent registered public accounting firm engaged to audit our financial statements;

●	monitors deficiencies in the management of the Company, inter alia, in consultation with the independent registered public accounting firm and internal auditor, and advises the board of directors on how to correct such deficiencies;

●	decides whether to approve and recommend to the board of directors to approve engagements or transactions that require the audit committee’s approval under the Companies Law relating generally to certain related party transactions. The audit committee must pre-determine procedures for a competitive process, or other procedures, before approving related party transactions with controlling shareholders, even if such transactions are deemed by the audit committee not to be extraordinary transactions. This process is to be supervised by the audit committee, or any person authorized for such supervision, or via any other method approved by the audit committee;

●	decides as to what transactions shall be considered as “extraordinary transactions” as such term is defined under the Companies Law in connection with related party transaction;

●	determines the approval process for transactions that are not negligible, as well as determine which types of transactions would require the approval of the audit committee. Non-negligible transactions are defined as related party transactions with a controlling shareholder, or in which the controlling shareholder has a personal interest, even if they are deemed by the audit committee not to be extraordinary transactions but which have also been classified by the audit committee as non-negligible transactions;

●	meets and receives reports from both the internal auditors and the independent registered public accounting firm dealing with matters that arise in connection with their audits; and

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●	regulates the Company’s rules on employee complaints, and implementing a whistleblower protection plan with respect to employee complaints of business irregularities.

In accordance with the Sarbanes-Oxley Act of 2002 and the NASDAQ Listing Rules, the audit committee is also directly responsible for the appointment, compensation and performance of our independent auditors, and pre-approves audit and non-audit services to be provided by the independent auditors. In addition, the audit committee is responsible for assisting the board of directors in reviewing our annual financial statements, the adequacy of our internal controls and our compliance with legal and regulatory requirements. The audit committee also oversees our major financial risk exposures and policies for managing such potential risks, discusses with management and our independent auditor significant risks or exposure and assesses the steps management has taken to minimize such risk.

Our board of directors has adopted an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the provisions of the Companies Law, rules and regulations of the SEC and the NASDAQ Listing Rules.

The approval of the audit committee (or under certain circumstances the compensation committee) is required to effect specified actions and transactions with office holders and controlling shareholders and their relatives, or in which they have a personal interest. The audit committee may not approve an action or a transaction with a controlling shareholder or with an office holder unless at the time of approval the audit committee meets the composition requirements under the Companies Law.

Our audit committee consists of Ms. Revital Stern-Raff, Mr. Steven Steinberg and Mr. Ran Tzror. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NASDAQ Listing Rules. Our board of directors has determined that all of the above members of the audit committee are audit committee financial experts as defined by the SEC rules and have the requisite financial experience as defined by the NASDAQ Listing Rules.

Compensation Committee

Israeli public companies are required to appoint a compensation committee in accordance with the requirements set forth in the Companies Law. Companies listed on foreign stock exchanges, including NASDAQ, which have adopted the corporate governance exceptions, such as our company (as described above), are exempt from the compensation committee composition requirements under the Companies Law, but must comply with the compensation committee composition requirements of the applicable foreign exchange.

In accordance with the Companies Law, the roles of the compensation committee are, among others, as follows:

●	to recommend to the board of directors the compensation policy for directors and officers, and to recommend to the board of directors once every three years whether the compensation policy that had been approved should be extended for a period of more than three years;

●	to recommend to the board of directors updates to the compensation policy, from time to time, and examine its implementation;

●	to decide whether to approve the terms of office and employment of directors and officers that require approval of the compensation committee; and

●	to decide whether the compensation terms of the chief executive officer of Kitov Pharma which were determined pursuant to the compensation policy need not be brought for approval of the shareholders because it will harm the ability to engagement with the chief executive officer.

In addition to the roles mentioned above our compensation committee will also make recommendations to our board of directors regarding the awarding of employee equity grants.

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Our board of directors has adopted a compensation committee charter setting forth the responsibilities of the compensation committee, which are consistent with the provisions of the Companies Law, rules and regulations of the SEC and the NASDAQ Listing Rules. Our compensation committee presently consists of Mr. Steven Steinberg and Mr. Ido Agmon.

Compensation Policy

Israeli public companies must adopt a compensation policy with respect to the terms of service and employment of their directors and officers. The compensation policy must be approved by the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and board of directors, and subject to limited exceptions, by the shareholders. Shareholder approval requires one of the following: (i) the majority of shareholder votes counted at general meeting including the majority of all of the votes of those shareholders who are non-controlling shareholders and do not have a personal interest in the approval of the compensation policy, who participate at the meeting (excluding abstentions) or (ii) the total number of votes against the proposal among the shareholders mentioned in paragraph (i) does exceed two percent (2%) of the voting rights in the company. Under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and then the board of directors decide, on the basis of detailed arguments and after discussing again the compensation policy, that approval of the compensation policy, despite the objection of the meeting of shareholders, is for the benefit of the company.

On July 12, 2017, Kitov Pharma’s shareholders approved our current compensation policy (the “Compensation Policy”).

The Compensation Policy will not, on its own, grant any rights to our directors or officers. The Compensation Policy includes both long term and short term compensation elements and is to be reviewed from time to time by our compensation committee (or the audit committee acting in lieu of a compensation committee pursuant to the Companies Law) and board, according to the requirements of the Companies Law.

In general, compensation for officers will be examined while taking into consideration the following parameters, including, among others (i) education, qualifications, expertise, seniority (with us in particular, and in the officer’s profession in general), professional experience and achievements of the officer; (ii) meeting by the officer of the targets set for him, if relevant; (iii) the officer’s position, the scope of his responsibility and previous wage agreements that were signed with him; and (iv) the ratio between the total cost of the proposed engagement terms of an officer and the total cost of the wages for all of our other employees, officers and contractors, and in particular compared to the average or median wage of such employees, officers and contractors and the effect of this ratio and difference, if any, on labor relations.

Our Compensation Policy must be reviewed from time to time by our Compensation Committee and board of directors, to ensure its alignment with our compensation philosophy and to consider its appropriateness for the Company. Pursuant to the Israeli Companies Law, our Compensation Policy must generally be re-approved once every three years by the board of directors, after considering the recommendations of the Compensation Committee, and by a special majority of Company’s shareholders as detailed above. Any amendment to the Compensation Policy requires the same approvals.

In adopting the Compensation Policy, we considered feedback we received from shareholders regarding corporate governance “best practices” for companies of a similar size, scope of business, and life-cycle. Subsequently, we adopted the Compensation Policy to better align and to further improve the link between the long-term interests of the participants of the compensation system with those of the shareholder. Targets used to determine payout levels for variable compensation elements such as the Annual Bonus and Long-Term Incentives (LTIs) are approved by the Compensation Committee in advance. We expect that we will continue to monitor the regulatory environment and to solicit feedback from our shareholders in the future to ensure that this link is maintained and continuously strengthened.

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In addition to receiving and implementing suggestions by shareholders regarding the Compensation Policy, our Compensation Committee and board of directors considered numerous factors, including the relevant matters and provisions set forth in the Israeli Companies Law, and reviewed various data and other information they deemed relevant, with the advice and assistance of legal and other advisors. They also used benchmark studies of peer companies prepared for us by outside consultants to determine that the various compensation elements included in the Compensation Policy are in line with market practice. As a reference point, we target actual compensation packages to the median compensation level of the peer group, while maintaining the potential for above-average variable compensation for high performance. It should also be noted that our Compensation Committee expects to conduct these analyses and benchmarks pay for executives at least once every three years. The benchmark group comprised a selection of companies chosen to reflect the competitive environment in which we operate. These companies were selected according to criteria such as revenues, market capitalization, business type, geographic location, and size.

Our Compensation Policy is intended to strike a balance between short and long-term performance incentives for the executives in a way that links pay to performance of our executive officers’ interests with those of the Company and our shareholders. We believe that it allows us to provide meaningful incentives that reflect both our short- and long-term goals and performance, as well as our executive officers’ individual performance and impact on shareholder value, while providing compensation that is competitive in the global marketplace in which we recruit talent and designed to reduce incentives to take excessive risks.

Our Compensation Policy (i) has an annual cap on equity based compensation of 15%, (ii) allows for non-executive directors to be paid solely with an annual cash fee in lieu of annual and per-meeting cash fees, (iii) allows non-executive directors to receive equity-based incentive compensation, (iv) allows for increased individual and Company coverage under the proposed directors’ and officers’ insurance policy for renewal as set forth in the Compensation Policy, (v) allows for signing or retention bonuses in order to recruit qualified personnel, (vi) allows for change of control payments in order to reduce to some extent the personal uncertainty of office holders and promote full and impartial consideration of change of control opportunities for the Company, and (vii) has a cap on the value of share-based compensation for each Office holder, during each year, which is the higher of (X) 5% of the share capital of the Company (on a fully diluted basis) calculated at the date of the grant, or (Y) USD 2.5 million value of the equity-based compensation calculated based on the Black Scholes Model, or any other reasonable, best practice or commonly accepted applicable equity based compensation valuation models taking into account the circumstances of the specific grants in accordance with the provisions of the Compensation Policy.

The brief overview above is qualified in its entirety by reference to the full text of our Compensation Policy.

Other Board Committees

In the past our board of directors established an investment committee in order to oversee the management and investment of the Company’s cash and cash equivalents, which met on an ad hoc basis as required and was empowered to establish guidelines and policies, as well as to make decisions, with respect to managing our financial assets. Our board of directors recently resolved to disband this committee and authorized our audit committee to oversee such activities. Our board of directors had also previously established a science and technology committee in order to advise and assist the board of directors of the Company in the oversight of the Company’s research and development and technology programs. This committee also on an ad hoc basis. Our board of directors also recently resolved to disband this committee.

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Employees

As of December 31, 2019, the Company had employees and consultants on full time basis as follow: (i) six in business development, general and administrative roles; and, (ii) three in research and development roles.

As of December 31, 2018, the Company had employees and consultants on full time basis as follow: (i) six in business development, general and administrative roles; and, (ii) four in research and development roles.

As of December 31, 2017, the Company had employees and consultants on full time basis as follow: (i) six in business development, general and administrative roles; and, (ii) three in research and development roles.

While none of our employees is party to a collective bargaining agreement, in Israel we are subject to certain labor statutes and national labor court precedent rulings, as well as to certain provisions of the collective bargaining agreements between the Histadrut (General Federation of Labor in Israel) and the Coordination Bureau of Economic Organizations including the Industrialists’ Associations. These provisions of collective bargaining agreements are applicable to our Israeli employees by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Labor and Welfare, and which apply such agreement provisions to our employees even though they are not directly part of a union that has signed a collective bargaining agreement. The laws and labor court rulings that apply to our employees principally concern the minimum wage laws, procedures for dismissing employees, determination of severance pay, leaves of absence (such as annual vacation or maternity leave), sick pay and other conditions for employment. The extension orders which apply to our employees principally concern the requirement for length of the work day and workweek, mandatory contributions to a pension fund, annual recreation allowance, travel expenses payment and other conditions of employment. We generally provide our employees with benefits and working conditions beyond the required minimums.

We have never experienced labor-related work stoppages or strikes and believe that our relations with our employees are satisfactory.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

A.	Major Shareholders

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of March 6, 2020 by each person or entity known by us to beneficially own 5% or more of our outstanding ordinary shares.

The beneficial ownership of Kitov Pharma’s ordinary shares is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. For purposes of this section, we deem ordinary shares issuable pursuant to options or warrants that are currently exercisable or exercisable within 60 days of March 6, 2020, if any, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of ordinary shares beneficially owned is based on 30,485,588 ordinary shares (not including 1 share held in treasury). Our disclosure is based on information provided to us by the holders, or disclosed in public regulatory filings in the United States or Israel, in accordance with the applicable law.

None of our shareholders has different voting rights from other shareholders. To the best of our knowledge, we are not owned or controlled, directly or indirectly, by another corporation or by any foreign government. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company. Unless otherwise noted below, all references to “ordinary shares” refers to ordinary shares of Kitov Pharma.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% or greater shareholders
M. Arkin (1999) Ltd.(1)	4,463,953	14.6%
OrbiMed Israel Partners Limited Partnership(2)	3,461,983	11.4%
Pontifax Group(3)	3,141,594	10.3%

(1)	M. Arkin Ltd. (“Arkin”) acquired its holdings in Kitov Pharma in January 2020 upon completion of the FameWave Transaction in exchange for its holdings in FameWave and a cash investment of $1.167 million. The ADSs were issued on a private placement basis in Israel pursuant to exemptions from the prospectus requirements under applicable Israeli securities laws and from the registration requirements of the Securities Act. These holdings include (i) 3,292,139 restricted ADSs and (ii) warrants to purchase 1,171,814 restricted ADSs representing 1,171,814 restricted, ordinary shares, which are immediately exercisable. To our knowledge these are the only holdings of Arkin in Kitov Pharma. Arkin has signed a Shareholder’s Undertaking in connection with the FameWave Transaction containing, amongst other matters, certain standstill limitations and an undertaking not to vote its ADSs, subject to certain exceptions relating to significant corporate transactions, against the recommendation of our board of directors, during an initial transfer lockup period of between 6-12 months following the closing of the FameWave Transaction, and subsequent to the transfer lock-up period until the earlier of its holdings being reduced to below 2.5% of our issued and outstanding shares or 24 months following the closing of the FameWave Transaction. Of the 4,463,953 restricted ADSs beneficially owned by Arkin, 2,343,629 restricted ADSs are being held by Altshuler Shaham Trust Co. Ltd. (“Altshuler Shaham”) as trustee and escrow agent in connection with the closing of the FameWave Transaction. While such ADSs are held by Altshuler Shaham, the right to vote such ADSs is solely exercisable by Arkin.

(2)	OrbiMed Israel Partners Limited Partnership (“OrbiMed”) acquired its holdings in Kitov Pharma in January 2020 upon completion of the FameWave Transaction in exchange for its holdings in FameWave and a cash investment of $1.167 million. The ADSs were issued on a private placement basis in Israel pursuant to exemptions from the prospectus requirements under applicable Israeli securities laws and from the registration requirements of the Securities Act. It owns (i) 3,461,983 restricted ADSs and (ii) warrants to purchase 1,256,736 restricted ADSs representing 1,256,736 restricted ordinary shares. However, pursuant to the terms of the warrants, OrbiMed cannot exercise the warrants to the extent that OrbiMed would beneficially own, along with any affiliates after any such exercise, more than 9.99% of our outstanding ordinary shares. Consequently, as of the date set forth above, OrbiMed is not able to exercise any of its warrants due to these beneficial ownership limitations. To our knowledge these are the only holdings of Orbimed in Kitov Pharma. Orbimed has signed a Shareholder’s Undertaking in connection with the FameWave Transaction containing, amongst other matters, certain standstill limitations and an undertaking not to vote its ADSs, subject to certain exceptions relating to significant corporate transactions, against the recommendation of our board of directors, during an initial transfer lockup period of between 6-12 months following the closing of the FameWave Transaction, and subsequent to the transfer lock-up period until the earlier of its holdings being reduced to below 2.5% of our issued and outstanding shares or 24 months following the closing of the FameWave Transaction. Of the 3,461,983 restricted ADSs beneficially owned by OrbiMed, 2,513,473 restricted ADSs are being held by Altshuler Shaham as trustee and escrow agent in connection with the closing of the FameWave Transaction. While such ADSs are held by Altshuler Shaham, the right to vote such ADSs is solely exercisable by OrbiMed.

(3)	Includes (i) (A) 1,156,797 restricted ADSs and (B) warrants to purchase 403,759 restricted ADSs held by Pontifax (Israel) II LP (“Pontifax Israel”), (ii) (A) 449,065 ADSs and (B) warrants to purchase 156,741 restricted ADSs held by Pontifax (Israel) II – Individual Investors LP (“Pontifax Israel Individual Investors”) and (iii) (A) 1,535,732 ADSs and (B) warrants to purchase 536,032 restricted ADSs held by Pontifax (Cayman) II LP (“Pontifax Cayman,” and together with Pontifax Israel and Pontifax Israel Individual Investors, the “Pontifax Group”). The Pontifax Group acquired its holdings in Kitov Pharma in January 2020 upon completion of the FameWave Transaction in exchange for its holdings in FameWave and a cash investment of $1.167 million. The ADSs were issued on a private placement basis in Israel pursuant to exemptions from the prospectus requirements under applicable Israeli securities laws and from the registration requirements of the Securities Act. Pontifax Group owns, in aggregate, 3,141,594 restricted ADSs and warrants to purchase 1,096,532 restricted ADSs representing 1,096,532 restricted ordinary shares. However, pursuant to the terms of the warrants, Pontifax Group cannot exercise the warrants to the extent that Pontifax Group would beneficially own, along with any affiliates after any such exercise, more than 9.99% of our outstanding ordinary shares. Consequently, as of the date set forth above, Pontifax Group is not able to exercise any of its warrants due to these beneficial ownership limitations. To our knowledge these are the only holdings of Pontifax Group in Kitov Pharma. Pontifax Group has signed a Shareholder’s Undertaking in connection with the FameWave Transaction containing, amongst other matters, certain standstill limitations and an undertaking not to vote its ADSs, subject to certain exceptions relating to significant corporate transactions, against the recommendation of our board of directors, during an initial transfer lockup period of between 6-12 months following the closing of the FameWave Transaction, and subsequent to the transfer lock-up period until the earlier of its holdings being reduced to below 2.5% of our issued and outstanding shares or 24 months following the closing of the FameWave Transaction. Of the 3,141,594 restricted ADSs beneficially owned by Pontifax Group, 2,193,085 restricted ADSs are being held by Altshuler Shaham as trustee and escrow agent in connection with the closing of the FameWave Transaction. While such ADSs are held by Altshuler Shaham, the right to vote such ADSs is solely exercisable by Pontifax Group.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders.

Changes in Percentage Ownership by Major Shareholders

M. Arkin (1999) Ltd.

Arkin acquired its holdings in Kitov Pharma in January 2020 upon completion of the FameWave Transaction in exchange for its holdings in FameWave and a cash investment of $1.167 million. These holdings include (i) 3,292,139 restricted ADSs and (ii) warrants to purchase 1,171,814 restricted ADSs representing 1,171,814 restricted, ordinary shares, which are immediately exercisable.

OrbiMed Israel Partners Limited Partnership

OrbiMed acquired its holdings in Kitov Pharma in January 2020 upon completion of the FameWave Transaction in exchange for its holdings in FameWave and a cash investment of $1.167 million. It owns (i) 3,461,983 restricted ADSs and (ii) warrants to purchase 1,256,736 restricted ADSs representing 1,256,736 restricted ordinary shares. However, pursuant to the terms of the warrants, OrbiMed cannot exercise the warrants to the extent that OrbiMed would beneficially own, along with any affiliates after any such exercise, more than 9.99% of our outstanding ordinary shares. Consequently, as of the date set forth above OrbiMed is not able to exercise any of its warrants due to these beneficial ownership limitations.

Pontifax (Israel) II LP/Pontifax (Israel) II – Individual Investors LP/Pontifax (Cayman) II LP

Pontifax Group acquired its holdings in Kitov Pharma in January 2020 upon completion of the FameWave Transaction in exchange for its holdings in FameWave and a cash investment of $1.167 million. Pontifax Group owns, in aggregate, (i) 3,141,594 restricted ADSs and (ii) warrants to purchase 1,096,542 restricted ADSs representing 1,096,542 restricted ordinary shares. However, pursuant to the terms of the warrants, Pontifax Group cannot exercise the warrants to the extent that Pontifax Group would beneficially own, along with any affiliates after any such exercise, more than 9.99% of our outstanding ordinary shares. Consequently, as of the date set forth above, Pontifax Group is not able to exercise any of its warrants due to these beneficial ownership limitations.

Empery Asset Management, LP/ Mr. Ryan M. Lane/ Mr. Martin D. Hoe

Empery Asset Management, LP (“Empery”) participated in our registered direct offering in January 2019, following which it filed a Schedule 13G with the SEC setting forth the holdings of Empery affiliated entities after they surpassed a holding of 5% of our ordinary shares. In August 2019 they notified us that they no longer hold any of our ADSs or ordinary shares. The Empery affiliated entities own in aggregate 1,563,971 warrants to purchase 1,563,971 ADSs representing 1,563,971 ordinary shares. However, other than with respect to 1,521,231 of our NASDAQ listed Series A warrants, pursuant to the terms of the above noted warrants, the holders cannot exercise the warrants to the extent that such holders would beneficially own, along with any affiliates after any such exercise, more than 4.99% of our outstanding ordinary shares. Consequently, as of the date set forth above, the Empery affiliated shareholders are not able to exercise 42,740 of such warrants due to these blockers.

Sabby Volatility Warrant Master Fund, Ltd./Sabby Management, LLC/Hal Mintz

Sabby Volatility Warrant Master Fund, Ltd. participated in our registered direct offering in June 2018 after which they surpassed a holding of 5% of Kitov Pharma’s ordinary shares. On January 4, 2019 Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Hal Mintz filed a Schedule 13G/A with the SEC pursuant to which they notified the SEC that their holdings were reduced to below 5% of our issued and outstanding share capital.

Sabby Volatility Warrant Master Fund, Ltd. subsequently participated in our registered direct offering in January 2019, following which it filed a new Schedule 13G with the SEC. In August 2019 it notified us that as of August 15, 2019 it holds 6,782 of our ADSs as well as an aggregate of 2,045,175 unregistered warrants issued in each of June 2018 (760,000 warrants) and January 2019 (1,285,175 warrants). In January 2020, Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Hal Mintz filed a Schedule 13G/A with the SEC pursuant to which they notified the SEC that their holdings were reduced to below 5% of our issued and outstanding share capital, and that they held, as of the filing date, 976,070 of our ADSs. Pursuant to the terms of the above noted warrants, Sabby Volatility Warrant Master Fund, Ltd. cannot exercise the warrants to the extent the Sabby Volatility Warrant Master Fund, Ltd. and any affiliates would beneficially own, after any such exercise, more than 4.99% of our outstanding ordinary shares. Consequently, as of the date set forth above, Sabby Volatility Warrant Master Fund, Ltd. is not able to exercise 1,500,014 of these warrants due to the blockers.

Armistice Capital, LLC/Armistice Capital Master Fund Ltd./Steven Boyd

Armistice Capital Master Fund LLC participated in our registered direct offering in June 2018 after which it surpassed a holding of 5% of Kitov Pharma’s ordinary shares. On June 11, 2018 Armistice Capital, LLC, Armistice Capital Master Fund Ltd. and Steven Boyd filed a Schedule 13G with the SEC pursuant to which it notified the SEC that their holdings were reduced to below 5% of our issued and outstanding share capital.

Rosalind Advisors, Inc./ Steven Salamon/Rosalind Master Fund L.P.

Based on a Schedule 13G filed by Rosalind Advisors, Inc. (“Advisor” to RMF), Rosalind Master Fund L.P. (“RMF”), and Steven Salamon (“President”; Steven Salamon is the portfolio manager of the Advisor to RMF) with the SEC on February 1, 2018, RMF held 1,105,600 ordinary shares, which included (i) 950,000 ADSs and (ii) 155,600 of our Series A warrants. representing the right to purchase 155,600 of our ADSs, and which were exercisable. As reported on the Schedules 13G, RMF was the record owner of 950,000 of our ADSs and 155,600 of our Series A warrants. Rosalind Advisors, Inc. is the investment advisor to RMF and may be deemed to be the beneficial owner of shares held by RMF. Steven Salamon is the portfolio manager of the Advisor and may be deemed to be the beneficial owner of shares held by RMF. Notwithstanding the foregoing, as reported on the Schedule 13G filed as aforesaid, the Advisor and Mr. Salamon disclaim beneficial ownership of the shares. We have no direct knowledge as to when or under what circumstances Rosalind Master Fund L.P. acquired its holdings in Kitov Pharma. Based on their public filings, their ownership of Kitov Pharma surpassed more than 5% of Kitov Pharma’s outstanding ordinary shares on January 25, 2018 and were reduced to below 5% of our issued and outstanding share capital in May 2018.

Goldman Hirsch Partners Ltd.

On January 12, 2017, Kitov Pharma acquired a controlling equity stake in TyrNovo Ltd. from Goldman Hirsch Partners Ltd. (GHP), its majority shareholder, for consideration of USD 2 million in cash and 564,625 ordinary shares of Kitov Parent, which was equivalent to USD 1.8 million based on the closing price of Kitov Pharma’s ordinary shares on TASE on January 11, 2017. At closing of the transaction on January 13, 2017, Kitov Pharma issued 564,625 ordinary shares to Katzenell Dimant Trustees Ltd. as trustee holding such shares in escrow on behalf of Kitov Parent and GHP, which at such time represented approximately 6.8% of Kitov Pharma’s issued and outstanding share capital. The ordinary shares were issued on a private placement basis in Israel pursuant to exemptions from the prospectus requirements under applicable Israeli securities laws and from the registration requirements of the Securities Act. GHP signed a Shareholder’s Undertaking in connection with the ordinary shares containing, amongst other matters, a prohibition on transfer of such ordinary shares until January 13, 2018 and certain standstill limitations. Pursuant to such undertaking, GHP has agreed to vote its ordinary shares, subject to certain exceptions relating to significant corporate transactions, in accordance with the recommendation of our board of directors and in favor of persons nominated and recommended to serve as directors by the board, and has granted Kitov Parent a proxy to ensure GHP’s compliance with such voting undertakings. It is our understanding, to the best of our knowledge, that GHP is controlled by Dr. Gil Pogozelich, an Israeli citizen and resident. GHP’s holdings of 564,625 ordinary shares that we issued to them in January 2017 were reduced to below 5% of our issued and outstanding share capital in January 2018 as a result of subsequent share issuances by us.

Acquisition of FameWave Ltd.

On March 14, 2019, we entered into the Acquisition Agreement to acquire FameWave, a privately held Israeli biopharmaceutical company (FameWave’s main asset is CM-24, a clinical stage humanized monoclonal antibody targeting CEACAM1, a novel immune checkpoint protein belonging to the Human CEA (Carcino-Embryonic Antigen) protein family. The Acquisition Agreement was amended on August 16, 2019, pursuant to which the parties agreed that all major closing conditions have been met other than finalizing the tax ruling for the sellers and the issuance and exchange of shares in the companies. On January 7, 2020, the FameWave Transaction closed. Each of the selling FameWave shareholders, including the investors in the concurrent private placement ADS issuance, has represented to us that other than the applicable voting undertaking and the Registration Rights Agreement that was entered into at the closing of the FameWave Transaction, such party is not, and will not be, a party to any agreement or arrangement, whether written or oral, with us, any of the our officers or shareholders or a corporation in which the our officers or shareholders are an Interested Party (as defined in the Israeli Companies Law, 5759-1999), regulating the management of the Company, the shareholders’ rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of our shareholders, directors or officers. In addition, each of the investment funds and any FameWave shareholders that signed the Registration Rights Agreement in connection with the FameWave Transaction, entered into the Shareholder’s Undertaking, which amongst other matters, contains undertakings of the shareholder not to seek to become part of a bloc of shares of the Company which would necessitate a special tender offer under the Israeli Companies Law, or would otherwise seek to effect a change of control in Kitov. Furthermore, to the best of our knowledge it is the intention of all of the investment funds and the other FameWave shareholders to be passive unaffiliated shareholders of the Company. Upon the closing of the acquisition, FameWave became a wholly owned subsidiary of Kitov Pharma. For more information on the transaction, including details of the issuances of our securities to the significant shareholders of FameWave and the investment funds, please see Item 4.A. History and Development of the Company – Recent Developments – FameWave Acquisition of our Annual Report on Form 20-F for the year ended December 31, 2018 and our Report on Form 6-K from January 8, 2020. For more Information on the Acquisition Agreement in connection with this transaction please see Item 10 – Additional Information – C. Material Contracts – FameWave Acquisition Agreement in our Annual Report for the year ended December 31, 2018 on Form 20-F and our Report on Form 6-K from August 20, 2019.

Record Holders

As of March 6, 2020, there were (i) 12 shareholders of record of our ordinary shares, 11 of which were Israeli or other non-U.S. persons or entities holding 64.18% of our ordinary shares, and the other was our ADS Depositary holding (a) 35.74% of our ordinary shares on behalf of Israeli or other non-U.S. persons holding restricted ADSs and (b) 0.8% of our ordinary shares on behalf of U.S. persons holding restricted ADSs; and (ii) one holder of record for the public warrants which was a U.S. entity. As of March 6, 2020, there were 24,740,271 ADSs outstanding (or approximately 81.15% of our total issued and outstanding ordinary shares), which were held by a number of different brokerage and other nominee holders of record as recorded on the records of our ADS Depositary, The Bank of New York Mellon.

The number of record holders is not representative of the number of beneficial holders of our ADSs, ordinary shares, and our warrants because many of the ADSs, ordinary shares and our warrants are held by brokers or other nominees. Other than with respect to certain restricted shares or ADS containing a legend, the shares for a publicly traded company such as ours, which is listed on TASE (and with ADSs listed on NASDAQ), are generally recorded in the name of our Israeli share registrar, Registration Company of United Mizrahi Bank Ltd. or in the name of our ADS Depositary, The Bank of New York Mellon.

B.	Related Party Transactions

See Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions in our Annual Report on Form 20-F for the year ended December 31, 2018, which is incorporated by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below:

●	The description of our ordinary shares, no par value per share, and the American Depositary Shares representing the ordinary shares, contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-37643) filed with the SEC on November 18, 2015;

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the SEC on March 26, 2019 (as amended by the Form 20-F/A amendment filed on April 3, 2019); and

●	our reports on Form 6-K furnished to the SEC on April 1, 2019, April 8, 2019, April 12, 2019 (excluding Exhibits 99.1 and 99.2 thereto), April 29, 2019, May 2, 2019 (excluding Exhibit 99.1 thereto), May 10, 2019, June 27, 2019, July 2, 2019, July 12, 2019, August 8, 2019 (excluding Exhibit 99.1 thereto other than the text which is found under the heading entitled “Financial Results for Six-Month Period Ended June 30, 2019” in Exhibit 99.1 thereto), August 13, 2019, August 20, 2019, August 26, 2019, September 9, 2019, October 2, 2019, October 11, 2019, November 12, 2019, November 19, 2019, December 23, 2019, January 8, 2020, January 9, 2020, January 27, 2020, February 3, 2020, February 11, 2020, February 24, 2020 and March 13, 2020.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, free of charge, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference into this prospectus, but which has not been delivered with the prospectus, upon written or oral request to us at the following address:

Kitov Pharma Ltd.

One Azrieli Center, Round Tower

132 Menachem Begin Rd.

Tel Aviv 6701101, Israel

Tel: +972-3-9333121

Attention: Chief Financial Officer

LEGAL MATTERS

The validity of the ordinary shares being offered pursuant to this prospectus will be passed upon by the Law Office of Avraham Ben-Tzvi, Adv., of Jerusalem, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Haynes and Boone LLP, New York, New York. Greenberg Traurig, P.A., Miami, Florida, is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of Kitov Pharma Ltd. and its subsidiaries as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a Member Firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting of revenue recognition.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to the offering of our securities offered hereby. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are required to file reports and other information with the SEC under the Exchange Act, and the regulations thereunder applicable to foreign private issuers. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through this web site at http://www.sec.gov. These SEC filings are also generally available to the public on (i) the Israel Securities Authority’s Magna website at www.magna.isa.gov.il, (ii) the Tel Aviv Stock Exchange website at http://www.maya.tase.co.il, and (iii) from commercial document retrieval services.

In addition, since our ordinary shares are traded on TASE, we also presently report to ISA and TASE in accordance with the Securities Regulations (Periodic and Immediate Reports of a Foreign Body Corporate) 5761-2000, promulgated thereunder (the “Dual-Listed Reporting Requirements”). Pursuant to the Dual-Listed Reporting Requirements, we prepare our periodic and immediate reports in accordance with U.S. securities laws and reporting requirements. Our major shareholders are required to make applicable ownership disclosures in accordance with U.S. securities laws and reporting requirements. We generally initially file or furnish our reports, as applicable, to the SEC. We then submit copies of the SEC filings and submissions to ISA and TASE, including any filings made by our major shareholders with respect to their holdings in Kitov Pharma, in accordance with the Dual-Listed Reporting Requirements. Such copies can be retrieved electronically through the websites for listed company reports of ISA (www.magna.isa.gov.il) and TASE (www.maya.tase.co.il).

As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. As permitted under the Companies Law, and the Notice Regulations which were enacted pursuant to such law, and as set forth in our amended and restated articles of association, we are not required to physically deliver a notice of a shareholders meeting, a proxy statement or a voting slip. We prepare notices of general meetings of our shareholders, as well as the accompanying proxy statements, voting slips and voting instruction forms, (collectively, the “Proxy Materials”) in accordance with applicable laws, rules and regulations and disclosure requirements in the State of Israel, as such are applicable to a company whose shares are traded on both TASE and NASDAQ, and which reports to the SEC as a foreign private issuer and to ISA and TASE in accordance with the Dual-Listed Reporting Requirements. Our Proxy Materials may not necessarily be mailed to our beneficial shareholders in Israel, or to our beneficial ADS holders in the U.S. We will furnish to the SEC on Form 6-K the forms of our Proxy Materials, and they will be made available to the public on the SEC’s website at www.sec.gov. We will also submit the Proxy Materials to ISA and TASE and they will be made available to the public on their respective websites for listed company reports: www.magna.isa.gov.il and www.maya.tase.co.il. We will also include the Proxy Materials on our corporate website, to the extent required under the Companies Law and the applicable regulations enacted thereunder governing publication of notices of general meetings of our shareholders and the distribution of the Proxy Materials. The circulation of by us of any Proxy Materials should not be taken as an admission that we are subject to the proxy rules under the Exchange Act, nor as an admission that in doing so we are not availing, nor that we may not avail, ourselves of any, or all of, the exemptions set forth under Regulation 3 of the Companies Regulations (Relief Regulations for Companies Whose Securities are Listed for Trading on an Exchange Outside of Israel), 5760-2000. Furthermore, nothing in the form or content of, and/or the language in, any of our Proxy Materials should be taken as an admission by us with respect to that which is stated under Regulation 5 of the Notice Regulations concerning the applicability (or lack thereof) of instructions under relevant non-Israeli law as to the content our Proxy Materials, insofar as such may apply to certain matters on the agenda of the applicable meeting of securities holders.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of each fiscal year ending December 31, an annual report on Form 20-F containing financial statements which will be examined and reported on, with an opinion expressed, by an independent registered public accounting firm. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. In addition, in accordance with the NASDAQ Listing Rules, as a foreign private issuer we are required to submit on a Form 6-K an interim balance sheet and income statement as of the end of the second quarter of each fiscal year.

We maintain a corporate website at www.kitovpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be posted on such website under applicable corporate or securities laws and regulations, including posting any notices of general meetings of our shareholders.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. If U.S. law is applicable, then it must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;

●	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19715 Tel: +1 (302) 738-6680 as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

9,620,000 Units

(each Unit consists of one American Depositary Share and one Warrant to purchase one American Depositary Share)

10,380,000 Pre-Funded Units (each Pre-Funded Unit consist of one Pre-Funded Warrant to purchase one American Depositary Share and one Warrant to purchase one American Depositary Share)

American Depositary Shares underlying the Pre-Funded Warrants and

American Depositary Shares underlying the Warrants

PROSPECTUS

H.C. Wainwright & Co.

The date of this prospectus is March 12, 2020